Exhibit 2.26

Execution Version

VIDEOTRON LTD./VIDÉOTRON LTÉE

US$600,000,000
5 1/8% SENIOR NOTES DUE APRIL 15, 2027

INDENTURE

Dated as of April 13, 2017

Wells Fargo Bank, National Association,
as Trustee

This INDENTURE, dated as of April 13, 2017, is by and among VIDEOTRON LTD., a company incorporated under the laws of the Province of Québec, each Subsidiary Guarantor listed on the signature pages hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

The Company, each Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5 1/8% Senior Notes due April 15, 2027 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                            Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

“Accounts Receivable Entity” means a Subsidiary of the Company or any other Person in which the Company or any of its Restricted Subsidiaries makes an Investment:

(1)                                 that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable;

(2)                                 that is designated as an Accounts Receivable Entity;

(3)                                 no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Company or any of its Restricted Subsidiaries (excluding guarantees of obligations (other than any guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Accounts Receivable Entity Indebtedness”);

(4)                                 with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(5)                                 with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, and which shall be in registered form, as part of the same series as the Initial Notes or as an additional series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of more than 10% of the Voting Stock of a Person shall be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note to be redeemed on any redemption date, as determined by the Company, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note on April 15, 2022 (such redemption price being set forth in Section 3.07(d) hereof), plus (ii) all required interest payments due on such Note through April 15, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 100 basis points; over

(b) the then-outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Approved Credit Rating Organization” has the meaning given to such term in National Instrument 81-102 — Mutual Funds.

“Asset Acquisition” means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (b) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person that constitute substantially all of an operating unit, a division or line of business of such Person or that is otherwise outside of the ordinary course of business.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, shall be governed by the provisions of Sections 4.18 and 5.01 hereof and not by the provisions of Section 4.12 hereof; and

(2)                                 the issuance of Equity Interests of any Restricted Subsidiary or the sale of Equity Interests by the Company or any of its Restricted Subsidiaries in any Restricted Subsidiary.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than US$100.0 million;

(2)                                 a sale, lease, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)                                 the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)                                 the sale or other disposition of cash or Cash Equivalents;

(6)                                 any Tax Benefit Transaction;

(7)                                 a Restricted Payment or Permitted Investment that is permitted by Section 4.10 hereof, and any sale, lease, conveyance or other disposition the proceeds of which are distributed within 90 days of such sale, lease, conveyance or other disposition as a Restricted Payment in compliance with Section 4.10 hereof;

(8)                                 the issuance of Equity Interests of any of the Company’s Restricted Subsidiaries; provided, that after such issuance the Company’s ownership interests in such Restricted Subsidiary, whether directly or through its Restricted Subsidiaries, is at least equal to its ownership interests in such Restricted Subsidiary prior to such issuance;

(9)                                 the issuance of Equity Interests of any Subsidiary pursuant to any equity compensation plan entered into in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such issued and outstanding Equity Interests shall not exceed US$5.0 million in any twelve- month period;

(10)                          sales of accounts receivables pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash in an amount equal to at least 75% of the Fair Market Value thereof;

(11)                          any transfer of accounts receivable, or a fractional undivided interest therein, by an Accounts Receivable Entity in a Qualified Receivables Transaction;

(12)                          any Asset Swap;

(13)                          non-exclusive licenses of intellectual property; and

(14)                          dispositions of Investments and other assets in joint venture entities or unincorporated joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements, facilities connection agreements and similar binding arrangements; provided that the net cash proceeds, if any, received by the Company or any Restricted Subsidiary of the Company in connection with such disposition shall be applied in accordance with Section 4.12 hereof.

“Asset Swap” means an exchange of assets (including securities) by the Company or a Restricted Subsidiary for:

(1)                                 one or more Permitted Businesses;

(2)                                 a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses; provided such Person becomes a Restricted Subsidiary; and/or

(3)                                 long-term assets that are used in a Permitted Business.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Back-to-Back Debt” means any loans made or debt instruments issued as part of a Back-to-Back Transaction and in which each party to such Back-to-Back Transaction, other than a Videotron Entity, executes or has executed a subordination agreement in favor of the Holders in substantially the form attached hereto as Exhibit F.

“Back-to-Back Preferred Shares” means Preferred Shares issued:

(1)                                 to a Videotron Entity by an Affiliate of the Company in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, an Affiliate of such Videotron Entity has loaned on an unsecured basis to such Videotron Entity, or an Affiliate of such Videotron Entity has subscribed for Preferred Shares of such Videotron Entity in, an amount equal to the requisite subscription price for such Preferred Shares;

(2)                                 by a Videotron Entity to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, such Videotron Entity has loaned an amount equal to the proceeds of such issuance to an Affiliate on an unsecured basis; or

(3)                                 by a Videotron Entity to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, such Videotron Entity has used the proceeds of such issuance to subscribe for Preferred Shares issued by an Affiliate;

in each case on terms whereby:

(i)                                     the aggregate redemption amount applicable to the Preferred Shares issued to or by such Videotron Entity is identical:

(A)                               in the case of (1) above, to the principal amount of the loan made or the aggregate redemption amount of the Preferred Shares subscribed for by such Affiliate;

(B)                               in the case of (2) above, to the principal amount of the loan made to such Affiliate; or

(C)                               in the case of (3) above, to the aggregate redemption amount of the Preferred Shares issued by such Affiliate;

(ii)                                  the dividend payment date applicable to the Preferred Shares issued to or by such Videotron Entity shall:

(A)                               in the case of (1) above, be immediately prior to, or on the same date as, the interest payment date relevant to the loan made or the dividend payment date on the Preferred Shares subscribed for by such Affiliate;

(B)                               in the case of (2) above, be immediately after, or on the same date as, the interest payment date relevant to the loan made to such Affiliate; or

(C)                               in the case of (3) above, be immediately after, or on the same date as,  the dividend payment date on the Preferred Shares issued by such Affiliate;

(iii)                               the amount of dividends provided for on any payment date in the share conditions attaching to the Preferred Shares issued:

(A)                               to a Videotron Entity in the case of (1) above, shall be equal to or in excess of the amount of interest payable in respect of the loan made or the amount of dividends provided for in respect of the Preferred Shares subscribed for by such Affiliate;

(B)                               by a Videotron Entity in the case of (2) above, shall be less than or equal to the amount of interest payable in respect of the loan made to such Affiliate; or

(C)                               by a Videotron Entity in the case of (3) above, shall be equal to the amount of dividends in respect of the Preferred Shares issued by such Affiliate;

and provided that, in the case of Preferred Shares issued by a Restricted Subsidiary that is not a Subsidiary Guarantor, each holder of such Preferred Shares under such Back-to-Back Transaction, other than such Restricted Subsidiary, executes a subordination agreement in favor of the Holders in substantially the form attached hereto as Exhibit F.

“Back-to-Back Securities” means Back-to-Back Preferred Shares or Back-to-Back Debt or both, as the context requires; provided that a Back-to-Back Security issued by any Restricted Subsidiary that is not a Subsidiary Guarantor (A) shall provide that (i) such Restricted Subsidiary shall suspend any payment on such Back- to-Back Security until such Restricted Subsidiary receives payment on the corresponding Back-to-Back Security in an amount equal to or exceeding the amount to be paid on the Back-to-Back Security issued by such Restricted Subsidiary and (ii) if the holder of such Back-to-Back Security is paid any amount on or with respect to such Back- to-Back Security by such Restricted Subsidiary, then to the extent such amounts are paid out of proceeds in excess of the corresponding payment received by such Restricted Subsidiary on the corresponding Back-to-Back Security held by it, the holder of such Back-to-Back Security will hold such excess payment in trust for the benefit of such Restricted Subsidiary and will forthwith repay such payment to such Restricted Subsidiary and (B) may provide that, notwithstanding clause (A), such Restricted Subsidiary may make payment on such Back-to-Back Security if at the time of payment such Restricted Subsidiary would be permitted to make such payment under Section 4.10 hereof; provided that any payment made pursuant to this clause (B) which is otherwise prohibited under clause (A) would constitute a Restricted Payment.

“Back-to-Back Transaction” means any of the transactions described under the definition of Back- to-Back Preferred Shares.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation;

(2)                                 with respect to a partnership, the board of directors or other governing body of the general partner(s) of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Canadian Taxing Authority” means any federal, provincial, territorial or other Canadian government or any authority or agency therein having the power to tax.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.  Notwithstanding the foregoing, any lease (whether entered into before or after December 31, 2012) that would have been classified as an operating lease pursuant to GAAP as in effect on December 31, 2012 shall be deemed not to be a capital lease or a financing lease.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under the Credit Agreement, Indebtedness incurred in connection with a sale and leaseback transaction, Capital Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering”.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capital Stock Sale Proceeds” means the aggregate net cash proceeds received by the Company after October 8, 2003:

(1)                                 as a contribution to the common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock or Back-to-Back Securities); or

(2)                                 from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests, other than, in either (1) or (2), Equity Interests (or convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities) sold to a Subsidiary of the Company.

“Cash Equivalents” means:

(1)                                 United States dollars or Canadian dollars;

(2)                                 investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory or province of the United States of America or Canada, or by any political subdivision or taxing authority thereof, and rated, at the time of acquisition, in the “R-1” category by DBRS (or the equivalent rating issued by any other Approved Credit Rating Organization);

(3)  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of US$500.0 million;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper having, at the time of acquisition, the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition or with respect to commercial paper in Canada, a rating, at the time of acquisition, in the “R-1” category by DBRS (or the equivalent rating issued by any other Approved Credit Rating Organization); and

(6)                                 money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder or a Related Party of a Permitted Holder;

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than a Permitted Holder or a Related Party of a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)                                 during any consecutive two-year period, the first day on which individuals who constituted the Board of Directors of the Company as of the beginning of such two-year period (together with any new directors who were nominated for election or elected to such Board of Directors with the approval of a majority of the individuals who were members of such Board of Directors, or whose nomination or election was previously so approved at the beginning of such two-year period) cease to constitute a majority of the Board of Directors of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission and any successor entity thereto.

“Company” means Videotron Ltd. (Vidéotron ltée in its French version) and any successor thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                 Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, including for the purpose of this clause (2) any interest expense on the QMI Subordinated Loan that was otherwise excluded from the definition of Consolidated Interest Expense, in each case to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)  depreciation, amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period to the extent such expense is amortized) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents (i) an accrual of or reserve for cash expenses in any future period, or (ii) amortization of a prepaid cash expense that was paid in a prior period to the extent such expense is amortized) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)  any interest and other payments made to Persons other than any Videotron Entity in respect of Back-to-Back Securities to the extent such interest and other payments were not deducted in computing such Consolidated Net Income; minus

(5)  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Consolidated Interest Expense of and the depreciation and amortization and other non-cash expenses of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (unless such approval has been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, without duplication, the total amount of Indebtedness of such Person and its Restricted Subsidiaries, including (i) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries, and (ii) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Shares of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person, for any period, without duplication, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees, and charges Incurred in respect of letter of credit or bankers’ acceptance financings), all calculated after taking into account the effect of all Hedging Obligations, (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), (iv) the product of (a) all dividend payments on any series of Preferred Shares of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial, territorial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, and (v) to the extent not included in clause (iv) above for purposes of GAAP, the product of (a) all dividend payments on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial, territorial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. Interest and other payments on Back-to-Back Securities, and any accrual, or payment-in-kind, of interest on the QMI Subordinated Loan to the extent that such interest is not paid in cash, shall not be included as Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(1)                                 the Net Income (but not loss) of any Person that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary) or that is accounted for by the equity method of accounting shall be included; provided, that the Net Income shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)                                 the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such approval has been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equityholders;

(3)                                 the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4)                                 the cumulative effect of a change in accounting principles shall be excluded;

(5)                                 the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; provided, however, that for purposes of Section 4.10 hereof, the Net Income of any Unrestricted Subsidiary shall be included to the extent it would otherwise be included under clause (1) of this definition; and

(6)                                 any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary shall be excluded, provided that such shares, options or other rights can be redeemed at the option of the holders thereof for Capital Stock of the Company or Quebecor Media Inc. (other than in each case Disqualified Stock of the Company).

“Consolidated Net Tangible Assets” means, as of the date of determination, with respect to any Person, on a consolidated basis, the total assets of such Person and its Restricted Subsidiaries after deducting therefrom (a) current liabilities excluding Indebtedness, (b) goodwill, (c) intangible assets, except separately acquired stand-alone intangible assets (such as, without limitation, mobile communication licenses) and internally developed intangible assets (such as, without limitation, software), all as set forth on the most recent consolidated balance sheet of such Person and computed in accordance with GAAP.

“Consolidated Revenues” means the gross revenues of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that (1) any portion of gross revenues derived directly or indirectly from Unrestricted Subsidiaries, including dividends or distributions from Unrestricted Subsidiaries, shall be excluded from such calculation, and (2) any portion of gross revenues derived directly or indirectly from a Person (other than a Subsidiary of the Company or a Restricted Subsidiary) accounted for by the equity method of accounting shall be included in such calculation only to the extent of the amount of dividends or distributions actually paid to the Company or a Restricted Subsidiary by such Person.

“Consolidation  Transaction”  means  Back-to-Back  Transactions and  any  other  transaction that  serves  a similar purpose as a Back-to-Back Transaction.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the amended credit facility between the Company, the guarantor subsidiaries named therein, Royal Bank of Canada, as administrative agent, RBC Dominion Securities Inc. and National Bank of Canada, as co-lead arrangers, and the lenders thereto.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, or other debt arrangements (including, without limitation, under this Indenture), in each case with banks, other institutional lenders or investors, providing for revolving credit loans, term loans, notes, receivables financing (including, to the extent Indebtedness, through the sales of accounts receivables to such lenders or investors or to an Accounts Receivable Entity) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates entered into with any commercial bank or other financial institutions having capital and surplus in excess of US$500.0 million.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Indebtedness for the voluntary bankruptcy of the relevant joint venture entity or Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“DBRS” means, collectively, DBRS Limited, DBRS, Inc. and DBRS Ratings Limited, or any successor to the rating agency business thereof.

“Debt to Cash Flow Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the Consolidated Indebtedness of the Company (excluding the QMI Subordinated Loan) as of such Determination Date to (b) the Consolidated Cash Flow of the Company for the most recently ended  fiscal quarter ending immediately prior to such Determination Date for which internal financial statements are available (the “Measurement Period”) multiplied by four, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and the Restricted Subsidiaries from the beginning of such quarters through and including such Determination Date (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter. For purposes of calculating Consolidated Cash Flow for each Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during the applicable Measurement Period; (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) shall be deemed not to have been a Restricted Subsidiary at any time during the applicable Measurement Period; (iii) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired through an Asset Acquisition or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during the applicable Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP, as if, in the case of an Asset Acquisition, all such transactions (including any related financing transactions) had been consummated on the first day of the applicable Measurement Period, and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions (including any related financing transactions) had been consummated prior to the first day of the applicable Measurement Period; (iv) if (A) since the beginning of the applicable Measurement Period, the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding or has repaid any Indebtedness, or (B) the transaction giving rise to the need to calculate the Debt to Cash Flow Ratio is an Incurrence or repayment of Indebtedness, Consolidated Interest Expense for such Measurement Period shall be calculated after giving effect on a pro forma basis to such Incurrence or repayment as if such Indebtedness was Incurred or repaid on the first day of such period, provided that, in the event of any such repayment of Indebtedness, Consolidated Cash Flow for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay such Indebtedness; and (v) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the base interest rate in effect for such floating rate of interest on the Determination Date had been the applicable base interest rate for the entire Measurement Period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months). For purposes of this definition, any pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Article 11 of Regulation S-X of the Securities Act, as such Regulation may be amended.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Management Fees” means, for any period, any Management Fees that were payable during any prior period, the payment of which was not effected when due.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (i) Back-to-Back Preferred Shares shall not constitute Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.10 hereof.  The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (1) a public or private sale of Equity Interests of the Company (other than Disqualified Stock or Back-to-Back Securities) for cash however designated and whether voting or non-voting, other than (x) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees or (y) an issuance to any Restricted Subsidiary, or (2) an equity contribution in cash by a direct or indirect parent entity of the Company to the common equity capital of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

“Existing Indebtedness” means Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on October 8, 2003, until such amounts are repaid.

“Existing Notes” means, collectively, the Company’s 6 7/8% Senior Notes due July 15, 2021, 5% Senior Notes due July 15, 2022, 5 3/8% Senior Notes due June 15, 2024, 5 5/8% Senior Notes due June 15, 2025 and 5 3/4% Senior Notes due January 15, 2026.

“fair market value” or “Fair Market Value” means, with respect to any assets (including securities), the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that, where such term is capitalized, if the Fair Market Value exceeds US$100.0 million, the determination of Fair Market Value shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect in Canada from time to time and which, as of the date hereof, is IFRS.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes, registered in the name of the Depositary or its nominee, in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States of America pledges its full faith and credit, and which are not callable or redeemable at the issuer’s option.

“guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board to the extent applicable at that time to the relevant financial statements.

“Incur” means, with respect to any Indebtedness or other Obligation of any Person, to create, incur, issue, assume, guarantee or otherwise become indirectly or directly liable, contingently or otherwise, with respect of such Indebtedness or other Obligation.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)                                 representing principal of and premium, if any, in respect of borrowed money;

(2)                                 representing principal of and premium, if any, evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of bankers’ acceptances;

(4)                                 representing Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6)                                 representing the amount of all obligations of such Person with respect to the repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Share (in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends); or

(7)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Attributable Debt, Disqualified Stock and Preferred Share) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Share which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Share as if such Disqualified Stock or Preferred Share were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Share, such Fair Market Value, if above US$100.0 million, shall be determined in good faith by the Board of Directors of the issuer of such Disqualified

Stock or Preferred Share. The term “Indebtedness” shall not include Back-to-Back Securities, Non-Recourse Equity Pledge Debt or Standard Securitization Undertakings.

The amount of any Indebtedness described above in clauses (1) through (7) and in the preceding paragraph outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and

(2)                                 the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided, however, that if any Indebtedness denominated in a currency other than Canadian dollars is hedged or swapped through the maturity of such Indebtedness under a Currency Exchange Protection Agreement, the amount of such Indebtedness shall be adjusted to the extent of any positive or negative value (to the extent the Obligation under such Currency Exchange Protection Agreement is not otherwise included as Indebtedness of such Person) of such Currency Exchange Protection Agreement.

“Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means US$600.0 million aggregate principal amount of Notes issued in registered form under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates entered into with any commercial bank or other financial institution having capital and surplus in excess of US$500.0 million.

“Investment Grade Status” means a rating of the Notes from any two of Moody’s, S&P and DBRS equal to or higher than “Baa3” (or the equivalent) in the case of Moody’s, “BBB-” (or the equivalent) in the case of S&P, and “BBB (low)” (or the equivalent) in the case of DBRS, or, in the event that two or more of the foregoing rating agencies cease to issue ratings in respect of the Notes for reasons outside the control of the Company, the equivalent of such ratings by any other Approved Credit Rating Organizations selected by the Company or Quebecor Inc. to replace one or more of Moody’s, S&P and/or DBRS, as the case may be.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.10(c) hereof.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.10(c) hereof.

“Issue Date” means April 13, 2017, the date of the initial issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in each of the City of New York, Montréal, Toronto, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation, assignment for security or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or duly published under applicable law, including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of, or agreement to give, any hypothec or any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.  Notwithstanding the foregoing, any lease that would have been an operating lease (as determined in accordance with GAAP in effect on December 31, 2012) shall be deemed not to constitute a Lien.

“Management Fees” means any amounts payable by the Company or any Restricted Subsidiary in respect of management or similar services.

“Moody’s” means, collectively, Moody’s Investors Service, Inc. and/or its licensors and affiliates or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Shares dividends, excluding, however:

(1)                                 any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without regard to the US$100.0 million limitation set forth in the definition thereof) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)                                 any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, (b) any relocation expenses Incurred as a result of the Asset Sale, (c) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (d) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, (e) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and (f) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures of the Company or such Restricted Subsidiary as a result of such Asset Sale.

“Non-Recourse Accounts Receivable Entity Indebtedness” has the meaning ascribed thereto in the definition of “Accounts Receivable Entity”.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except in each case for Customary Recourse Exceptions and Non-Recourse Equity Pledge Debt; and

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes ) of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-Recourse Equity Pledge Debt” means a guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness owing to any lender(s) to a joint venture entity or Unrestricted Subsidiary of the Company; provided that recourse on such guarantee is limited to (a) a Lien on any intercompany Indebtedness owing by such joint venture entity or Unrestricted Subsidiary to the Company or such Restricted Subsidiary, as applicable, (b) a Lien on any Equity Interests in such joint venture entity or Unrestricted Subsidiary owned by the Company or such Restricted Subsidiary, as applicable, and/or (c) obligations relating to Customary Recourse Exceptions.

“Notes” means the Initial Notes and the Additional Notes, if any.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Principal Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Principal Financial Officer, the Principal Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company, an Affiliate of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Permitted Business” means the businesses conducted by the Company and its Restricted Subsidiaries in the cable and telecommunications industry, including on-line Internet services, telephony and the sale and rental of videocassettes, or anything related or ancillary thereto.

“Permitted Holders” means one or more of the following persons or entities:

(1)                                 Quebecor Inc.;

(2)                                 Quebecor Media Inc.;

(3)                                 any issue of the late Pierre Péladeau;

(4)                                 any trust having as its sole beneficiaries one or more of the persons or entities listed in clause (3) above, in this clause (4), or in clause (5) below;

(5)                                 any corporation, partnership or other entity controlled by one or more of the persons or entities referred to in clause (3) or (4) above or in this clause (5); and

(6)                                 CDP Capital d’Amérique Investissements Inc.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary;

(2)                                 any Investment in cash or Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; or

(c)                                  such Person, which was formed for the sole purpose of acquiring assets of a Permitted Business, is upon acquisition of such assets obligated to convey or otherwise distribute assets to the Company or any Restricted Subsidiary having a Fair Market Value at least equal to the Investment of the Company or such Restricted Subsidiary in such Person (net of transaction expenses);

provided that, in each case, such Person’s primary business is, or the assets acquired by the Company or any of its Restricted Subsidiaries are used or useful in, a Permitted Business;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.12 hereof;

(5)                                 any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock or Back-to-Back Securities) of the Company;

(6)                                 Hedging Obligations entered into in the ordinary course of business of the Company or any Restricted Subsidiary and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates, commodity prices, or by reason of fees, indemnities and compensation payable thereunder;

(7)                                 payroll, travel and similar advances to officers, directors and employees of the Company and the Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(8)                                 any Investment by the Company or any Restricted Subsidiary of the Company in an Accounts Receivable Entity or any Investment by an Accounts Receivable Entity in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in an Accounts Receivable Entity is in the form of a Purchase Money Note or an Equity Interest;

(9)                                 any Investment in connection with Back-to-Back Transactions;

(10)                          any Investment existing on October 8, 2003; and

(11)                          other Investments in any Person that is not an Affiliate of the Company (other than a Restricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since October 8, 2003 not to exceed US$200.0 million.

“Permitted Liens” means:

(1)                                 Liens on the assets of the Company and any Restricted Subsidiaries of the Company securing Indebtedness and other Obligations of the Company and any Restricted Subsidiaries of the Company under Credit Facilities, which Indebtedness was permitted by the terms of this Indenture to be Incurred; provided, however, that at the time of Incurrence and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the aggregate principal amount of such Indebtedness secured by such Liens shall not exceed the greater of (i) Cdn$1.5 billion and (ii) an aggregate amount equal to 2.0 times the Consolidated Cash Flow of the Company for the most recently ended fiscal quarter ending immediately prior to such date of calculation for which internal financial statements are available multiplied by four (such amount to be calculated in a manner consistent with the definition of “Debt to Cash Flow Ratio,” including any pro forma adjustments to Consolidated Cash Flow as set forth in such definition);

(2)                                 Liens in favor of the Company or a Restricted Subsidiary;

(3)                                 Liens on property of a Person existing at the time such Person is merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger, consolidation or amalgamation and do not extend to any assets other than those of the Person merged into or consolidated or amalgamated with the Company or the Restricted Subsidiary;

(4)                                 Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such property;

(5)                                 Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(6)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with such Indebtedness;

(7)                                 Liens existing on October 8, 2003;

(8)                                 Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9)                                 Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10)                          attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11)                          Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(12)                          Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature Incurred in the ordinary course of business, exclusive of Obligations for the payment of borrowed money;

(13)                          licenses, permits, reservations, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights- of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas or oil pipelines, steam, gas and water mains or electric light and power, or telephone and telegraph or cable television conduits, poles, wires and cables, reservations, limitations, provisos and conditions expressed in any original grant from any governmental entity or other grant of real or immovable property, or any interest therein) and zoning land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities in respect of real (immovable) property not interfering, individually or in the aggregate, in any material respect with the use of the affected real (immovable) property for the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries at such real (immovable) property;

(14)                          Liens of franchisors or other regulatory bodies arising in the ordinary course of business;

(15)                          Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)                          Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and Incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements, including mark-to-market transactions designed solely to protect the Company or any Restricted Subsidiary from fluctuations in interest rates, currencies or the price of commodities;

(17)                          Liens consisting of any interest or title of licensor in the property subject to a license;

(18)                          Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;

(19)                          Liens on accounts receivable and related assets Incurred in connection with a Qualified Receivables Transaction;

(20)                          any extensions, substitutions, replacements or renewals of the foregoing clauses (2) through (19); and

(21)                          Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to Obligations that do not exceed US$100 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Subsidiary Guarantor (other than intercompany Indebtedness); provided, however, that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses Incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Subsidiary Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Subsidiary Guarantees; and

(5)                                 such Indebtedness is Incurred either by the Company, a Subsidiary Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Shares” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Purchase Money Note” means a promissory note of an Accounts Receivable Entity to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Accounts Receivable Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“QIB” or “qualified institutional buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“QMI Subordinated Loan” means the Indebtedness owed by the Company to Quebecor Media Inc. pursuant to the Subordinated Loan Agreement dated March 24, 2003 between the Company and Quebecor Media Inc., as amended.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary transfers to an Accounts Receivable Entity (in the case of a transfer by the Company or any Restricted Subsidiary) or any other Person other than the Company or any Restricted Subsidiary, or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time the Company or such Restricted Subsidiary enters into such transaction.

“Rating Agency” means (1) each of Moody’s, S&P and DBRS; or (2) in the event that two or more of the foregoing rating agencies cease to issue ratings in respect of the Notes, as applicable, for reasons outside the control of the Company, any other Approved Credit Rating Organization selected by the Company to replace Moody’s, S&P and/or DBRS.

“Ratings Decline Period” means the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control and (b) the occurrence of a Change of Control and (2) ends 90 days following consummation of such Change of Control; provided, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Ratings Event” means (1) a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the rating of the Notes, as applicable, within the Ratings Decline Period by one or more Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control) and (2) the Notes, as applicable, do not have Investment Grade Status from any Rating Agency.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 904.

“Related Party” means:

(1)                                 any controlling shareholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder, or

(2)                                 any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer,” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.

“Restricted Global Notes” means 144A Global Notes and Regulation S Global Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means:

(1)                                 the declaration or payment of any dividend or the making of any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary, or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such, other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock or Back-to-Back Securities) of the Company or to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(2)                                 the purchase, redemption or other acquisition or retirement for value, including, without limitation, in connection with any merger or consolidation involving the Company, of any Equity Interests of the Company, other than such Equity Interests of the Company held by the Company or any Restricted Subsidiary;

(3)                                 the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of any Back-to-Back Securities or Indebtedness that is  subordinated to the Notes or the Subsidiary Guarantees, except, in the case of Indebtedness that is subordinated to the Notes or Subsidiary Guarantees (other than Back-to-Back Securities and the QMI Subordinated Loan), a payment of interest at, or within one year of, the Stated Maturity of such interest or principal at or within one year of the Stated Maturity of principal of such Indebtedness; provided that any accretion or payment-in-kind of interest on the QMI Subordinated Loan, to the extent such accretion or payment is not made in cash, will not be a Restricted Payment;

(4)                                 any Restricted Investment; or

(5)                                 the payment of any amount of Management Fees (including Deferred Management Fees) to a Person other than the Company or a Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means, collectively, Standard & Poor’s Financial Services LLC and Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, including any successor legislation and rules and regulations.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on October 8, 2003.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities  entered  into  by  the  Company  or  any  Restricted  Subsidiary,  which  are  customary  in  an  accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on October 8, 2003 or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or any Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means a guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Subsidiary Guarantor” means (1) each Restricted Subsidiary on the Issue Date other than SETTE inc. and (2) any other Person that becomes a Subsidiary Guarantor pursuant to the provisions of Section 4.19 hereof or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guarantee, and in each case their respective successors and assigns until released from their obligations under their Subsidiary Guarantees and this Indenture in accordance with the terms hereof.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Tax Benefit Transaction” means, for so long as the Company is a direct or indirect Subsidiary of Quebecor Inc., any transaction between a Videotron Entity and Quebecor Inc. or any of its Affiliates, the primary purpose of which is to create tax benefits for any Videotron Entity or for Quebecor Inc. or any of its Affiliates; provided, however, that (1) the Videotron Entity involved in the transaction obtains a favorable tax ruling from a competent tax authority or a favorable tax opinion from a nationally recognized Canadian law or accounting firm having a tax practice of national standing as to the tax efficiency of the transaction for such Videotron Entity (except that such ruling or opinion shall not be required in respect of a transaction with substantially similar tax and transactional attributes as a previous Tax Benefit Transaction in respect of which such a tax ruling or opinion was obtained); (2) in respect of any such Tax Benefit Transaction in an amount exceeding Cdn$50.0 million, such transaction has been approved by a majority of the disinterested members of such Board of Directors; (3) such transaction is set forth in writing; and (4) the Consolidated Cash Flow of the Company is not reduced after giving pro forma effect to the transaction as if the same had occurred at the beginning of the most recently ended full fiscal quarter of the Company for which internal financial statements are available; provided, however, that if such transaction shall thereafter cease to satisfy the preceding requirements as a Tax Benefit Transaction, it shall thereafter cease to be a Tax Benefit Transaction for purposes of this Indenture and shall be deemed to have been effected as of such date and, if the transaction is not otherwise permitted by this Indenture as of such date, the Company shall be in default under this Indenture if such transaction does not comply with the preceding requirements or is not otherwise unwound within 30 days of that date.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 15, 2022; provided, however, that if the period from the redemption date to April 15, 2022 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2022 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the provisions of Section 4.17 hereof and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

“Videotron Entity” means any of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02                            Other Definitions.

Term	Section
“Acceleration Notice”	6.02
“Additional Amounts”	4.20(a)(3)
“Affiliate Transaction”	4.14(a)
“Alternate Offer”	Section 4.18(b)
“Asset Sale Offer”	4.12(e)
“Authentication Order”	2.02(d)
“Base Currency”	12.13(a)
“Benefited Party”	10.01
“Change of Control Payment”	4.18(a)
“Change of Control Offer”	4.18(a)
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“Event of Default”	6.01
“Excess Proceeds”	4.12
“Excluded Holder”	4.20(b)
“First Currency”	12.14
“judgment currency”	12.13(a)
“Legal Defeasance”	8.02
“losses”	7.07
“Offer Amount”	3.09(b)(ii)
“Offer Period”	3.09(c)
“Offer to Purchase”	3.09(a)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(vi)(a)
“Permitted Debt”	4.09(b)
“Purchase Date”	3.09(c)
“rate(s) of exchange”	12.13
“Registrar”	2.03(a)
“Security Register”	3.03
“Surviving Company”	5.01(a)(1)
“Surviving Guarantor”	5.01(b)(1)
“Tax Act”	4.20

Section 1.03                            [Reserved].

Section 1.04                            Rules of Construction.

(a)                                 Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular;

(v)                                 all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)                              the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii)                           “including” means “including without limitation;”

(viii)                        provisions apply to successive events and transactions; and

(ix)                              references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE 2.

THE NOTES

Section 2.01                            Form and Dating.

(a)                                 General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture, and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02                            Execution and Authentication.

(a)                                 One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

(b)                                 If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

(c)                                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)                                 The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue.

(e)                                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent with respect to Holders.

Section 2.03                            Registrar and Paying Agent.

(a)                                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register, on behalf of the Company, of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)                                  The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04                            Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee.  The Company at any time may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Section 6.01(ix) and (x) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                            Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06                            Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  The Company shall exchange Global Notes for Definitive Notes if:  (1) the Company delivers to the Trustee a notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (2) the Company at its option determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (3) a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in denominations of US$2,000 or integral multiples of US$1,000 in excess thereof and in such names as the Depositary shall instruct the Trustee in writing.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in Regulation S Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.06(a) hereof, (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii)          Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) above.

(v)           Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, as applicable; or

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(c)(ii) the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Restricted Global Note. Any Restricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(ii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)          if such Restricted Definitive Note is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and in the case of clause (C) above, a Regulation S Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)          if the holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)          Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)           Issuance of Unrestricted Global Notes.  If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the holder and registered in the names of the persons who take delivery thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)          if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of Section 2.06(e)(ii) the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holders thereof.

(f)            [Reserved].

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend.

(A)          Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE AND THE GUARANTEES ENDORSED HEREON (TOGETHER, THIS “SECURITY”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH VIDEOTRON LTD. (“VIDEOTRON”) OR ANY AFFILIATE OF VIDEOTRON WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO VIDEOTRON OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A

UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT AND IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION OF THE NOTES IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO VIDEOTRON’S AND THE TRUSTEE’S RIGHT (I) PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) APRIL 13, 2017, AND (II) THE DATE THAT THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (b)(vi), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO

SUCH OTHER ENTITY AS MAY BE  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.18 and 9.05 hereof).

(ii)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(iii)          Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

(iv)          All transfers of any Notes shall be presented to, and registered by, the Registrar, and prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

(v)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(vi)          The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(vii)         The registered Holder of a Note shall be treated as the owner of it for all purposes.  Notwithstanding the foregoing, it is understood that amounts withheld from the registered Holder and the determination of obligations hereunder to pay Additional Amounts, if any, on the Notes shall in each case be determined with respect to the ultimate beneficial holder and not the registered Holder.

(viii)        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07                            Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, shall authenticate a replacement Note. The Holder of such Note shall provide indemnity sufficient, in the judgment of the Trustee or the Company, as applicable, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement.  If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company evidencing the same Indebtedness as the destroyed, lost or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                            Outstanding Notes.

(a)           The Notes outstanding at any time shall be the entire principal amount of Notes represented by all the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(e) hereof.

(b)           If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)           If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

(d)           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10                            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11                            Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  Upon sole direction of the Company, the Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) in accordance with its customary procedures. Evidence of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon its written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                            Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                            CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.14                            [Reserved].

Section 2.15                            Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, directions, waivers, consents, redemptions and Offers to Purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b)           the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(c)           whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01                            Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02                            Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis (or, in the case of Global Notes, based on a method as DTC, its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of US$2,000 or integral multiples of US$1,000 in excess thereof. No Notes of US$2,000 or less can be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                            Notice of Redemption.

At least 30 days but not more than 60 days prior to a redemption date, the Company shall send a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s address appearing in the securities register maintained in respect of the Notes by the Registrar (the “Security Register”), except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(a)           the redemption date;

(b)           the redemption price or if the redemption is made pursuant to Section 3.07(b) hereof, a calculation of the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, in the case of a Definitive Note, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           if such redemption is subject to the satisfaction of one or more conditions precedent, a description of each such condition, and if applicable, a statement that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 30 days after the initial redemption date), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed;

(e)           the name and address of the Paying Agent;

(f)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)           the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)            that no representation is made as to the correctness of the CUSIP or ISIN numbers, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Notwithstanding any other provision of this Indenture, where this Indenture or any Note provides for notice or communication of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), any such notice or communication permitted or required to be sent to a Holder of a Global Note may be sent in accordance with the applicable procedures of DTC (or other applicable depositary) and shall be sufficiently given if so sent within the time prescribed.

Section 3.04                            Effect of Notice of Redemption; Conditions.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption shall, subject to the satisfaction or waiver of the conditions to such redemption, if any, become irrevocably due and payable on the redemption date at the redemption price.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, Change of Control or corporate transaction.  If such redemption is subject to the satisfaction of one or more conditions precedent, then in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 30 days after the initial redemption date), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed

Section 3.05                            Deposit of Redemption Price.

On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, or on or prior to 10:00 a.m. Eastern time on such redemption date if agreed upon between the Company and the Trustee, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption in accordance with Section 2.08(d) hereof.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                            Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07                            Optional Redemption.

(a)           Prior to April 15, 2020, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings, upon not less than 30 nor more than 60 days’ notice mailed or otherwise delivered to each Holder (with a copy to the Trustee) in accordance with the applicable procedures of DTC, at a redemption price equal to 105.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided that: (1) at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (2) such redemption occurs within 120 days after the closing of such Equity Offering.

(b)           At any time prior to April 15, 2022, the Company may redeem the Notes, in whole at any time and in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest to, but excluding, the redemption date. All calculations of Applicable Premium will be made by the Company and reported to the Trustee in writing, and the Trustee will have no duty or obligation to review the accuracy of such calculations.

(c)           Except pursuant to Section 3.07(a), (b) and (e) hereof, the Notes shall not be redeemable at the Company’s option prior to April 15, 2022.

(d)           On and after April 15, 2022, the Company may redeem the Notes, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice sent or otherwise delivered to each

Holder (with a copy to the Trustee) in accordance with the applicable procedures of DTC, at the redemption prices (expressed as a percentage of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes, to, but excluding, the applicable date of redemption (subject to the rights of holders of record on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2022	102.563%
2023	101.708%
2024	100.854%
2025 and thereafter	100.000%

(e)           If the Company becomes obligated to pay any Additional Amounts because of a change in the laws or regulations of Canada or any Canadian Taxing Authority, or a change in any official position regarding the application or interpretation thereof, in either case that is publicly announced or becomes effective on or after the Issue Date, the Company may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but excluding) the redemption date, provided that at any time that the aggregate principal amount of the Notes outstanding is greater than US$20.0 million, any Holder of the Notes may, to the extent that it does not adversely affect the Company’s after-tax position, at its option, waive the Company’s compliance with the provisions of Section 4.20 hereof with respect to such Holder’s Notes; provided, further, that if any Holder waives such compliance, the Company may not redeem that Holder’s Notes pursuant to this Section 3.07(e).

(f)            Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(g)           The Company shall be responsible for making all calculations called for under this Indenture (including, without limitation, calculation of the Applicable Premium) and the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of any such schedule to any Holder upon the written request of such Holder.

Section 3.08                            Mandatory Redemption; Open market purchases.

Except as set forth in Sections 4.12 and 4.18 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the Notes. The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, without restriction under this Indenture.

Section 3.09                            Offers To Purchase.

(a)           In the event that, pursuant to Section 4.12 or 4.18 hereof, the Company shall be required to commence an Asset Sale Offer or Change of Control Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

(b)           The Company shall commence the Offer to Purchase by sending, with a copy to the Trustee, to each Holder, at such Holder’s address appearing in the Security Register a notice, the terms of which shall govern the Offer to Purchase, stating:

(i)            that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.12 or 4.18, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control Triggering Event has occurred, the transaction or transactions that constitute the Change of Control Triggering Event, and that a Change of Control Offer is being made pursuant to Section 4.18 hereof;

(ii)           the principal amount of Notes required to be purchased pursuant to Section 4.12 or 4.18 hereof (the “Offer Amount”), the purchase price, the Offer Period and the Purchase Date (each as defined below);

(iii)          except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv)          that any Note not tendered or accepted for payment shall continue to accrue interest;

(v)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest as of the Purchase Date;

(vi)          that Holders electing to have a Note purchased pursuant to the Offer to Purchase may elect to have Notes purchased in integral multiples of US$1,000 in excess of US$2,000 only;

(vii)         that Holders electing to have a Note purchased pursuant to the Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(viii)        that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix)          that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$2,000 or integral multiples of US$1,000 in excess thereof shall be purchased);

(x)           that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer)

(xi)          any other procedures that Holders must follow in order to tender their Notes (or portions thereof) for payment.

(c)           The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the Offer Amount of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(d)           On or prior to the Purchase Date, the Company shall, to the extent lawful:

(i)            accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer) the Offer Amount of Notes or portions of Notes properly tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

(ii)           deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(e)           The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any event not later than five Business Days after the Purchase Date) deliver to each tendering Holder of Notes properly tendered and accepted by the Company for purchase the Purchase Amount for such Notes, and the Company shall promptly execute and issue a new Note, and the Trustee, upon receipt of an Authentication Order shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered provided, however, that each such new Note shall be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

(f)            If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(g)           The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 4.12 or 4.18, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12 or 4.18, as applicable, this Section 3.09 or such other provision by virtue of such conflict.

(h)        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01                            Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 4.02                            Maintenance of Office or Agency.

(a)           The Company shall maintain an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Company hereby designates the Corporate Trust Office of the Trustee, as such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03                            Reports.

(a)           Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Company is required, pursuant to any of the respective indentures governing any outstanding series of the Existing Notes, to submit reports to the Commission, the Company shall (for so long as any Notes remain outstanding) file (or furnish, as the case may be) with the Commission and furnish  to the Holders and the Trustee:

(1)                                 within 120 days after the end of each fiscal year of the Company, annual reports on the Commission’s Form 20-F or Form 40-F, as applicable, or any successor form; and

(2)                                 (a) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on the Commission’s Form 10-Q or any successor form, or (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on the Commission’s Form 6-K, or any successor form, which in each case, regardless of applicable requirements, shall, at a minimum, contain unaudited interim financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Each such report shall be deemed to be delivered to Holders and the Trustee if the Company either files (or furnishes, as the case may be) such report with the Commission through the Commission’s EDGAR database (or successor database thereto), posts such report on its public website or furnishes such report to the Trustee. The Trustee shall have no responsibility whatsoever to determine if any reports have been posted to EDGAR or on the Company’s public website. If the Company is no longer required under any of the respective indentures governing any outstanding series of the Existing Notes, applicable law or otherwise to file or furnish such reports with the Commission and no longer does so, the Company shall instead furnish to Holders and the Trustee: (X) within 120 days after the end of each fiscal year, annual audited financial statements; and (Y) within 60 days after the end of each of the first three fiscal  quarters of each fiscal year, unaudited interim financial statements; in each case together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which shall be deemed to be delivered to the Holders and the Trustee if the Company furnishes such reports to the Trustee or posts them on its public website.

(b)           For so long as any Notes remain outstanding, the Company shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)           If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d)           Delivery of any reports, information and documents under this Section 4.03, as well as any such reports, information and documents pursuant to this Indenture, to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).  The Trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 4.03 or any other reports, information and documents required under this Indenture (aside from any report that is expressly the responsibility of the Trustee subject to the terms hereof).

Section 4.04                            Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2017, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                            Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06                            Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this

Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                            Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08                            Payments for Consent.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09                            Incurrence of Indebtedness and Issuance of Preferred Shares.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness, including Acquired Debt, and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any Preferred Shares; provided, however, that the Company may Incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and the Subsidiary Guarantors may Incur Indebtedness, including Acquired Debt, or issue Preferred Shares if the Company’s Debt to Cash Flow Ratio at the time of Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Shares, after giving pro forma effect to such Incurrence or issuance as of such date and to the use of proceeds therefrom, taking into account any substantially concurrent transactions related to such Incurrence, as if the same had occurred at the beginning of the most recently ended full fiscal quarter of the Company for which internal financial statements are available, would have been no greater than 5.5 to 1.0.

(b)           Paragraph (a) of this Section 4.09 shall not prohibit the Incurrence of any of the following items of Indebtedness or issuances of Preferred Shares or Disqualified Stock (each such item being referred to herein as “Permitted Debt”):

(1)                                 the Incurrence by the Company or a Subsidiary Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder) not to exceed an aggregate of Cdn$1.5 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiaries subsequent to October 8, 2003 to permanently repay Indebtedness under a Credit Facility (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the provisions of Section 4.12 hereof;

(2)                                 the Incurrence by the Company and the Restricted Subsidiaries of the Existing Indebtedness;

(3)                                 the Incurrence by (a) the Company of Indebtedness represented by the Initial Notes and (b) the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees relating to the Initial Notes;

(4)                                 the Incurrence by the Company or a Subsidiary Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (i) US$200.0 million and (ii) 7.5% of the Company’s Consolidated Net Tangible Assets at any time outstanding;

(5)                                 the Incurrence by the Company or any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by this Indenture to be Incurred under paragraph (a) or clauses (b)(2), (b)(3) or (b)(4) of this Section 4.09;

(6)                                 the Incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(i)            if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor, and

(ii)           (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by the Company of Disqualified Stock or by any Restricted Subsidiary of Preferred Shares solely to or among the Company and any Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or Preferred Shares being held by a Person other than the Company or a Restricted Subsidiary and (b) any sale or other transfer of any such Disqualified Stock or Preferred Shares to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such Disqualified Stock by the Company or Preferred Shares by a Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)                                 the Incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are Incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided, however, that, in the case of:

(i)	any Interest Rate Agreement, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; and

(ii)

any Currency Exchange Protection Agreement, such Hedging Obligation does not increase the principal amount of Indebtedness of the Company or such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9)                                 the guarantee by the Company or a Subsidiary Guarantor of Indebtedness of the Company or a Subsidiary Guarantor that was permitted to be Incurred by another provision of this Section 4.09;

(10)                          the Incurrence by the Company or any Subsidiary Guarantor of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (10), not to exceed the greater of (i) US$150.0 million and (ii) 5.0% of the Company’s Consolidated Net Tangible Assets;

(11)                          the Incurrence by the Company or any Restricted Subsidiary of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (11), not to exceed US$150.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary subsequent to the Issue Date to permanently repay such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the provisions of Section 4.12 hereof;

(12)                          the issuance of Preferred Shares by the Company’s Unrestricted Subsidiaries or the Incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, that event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary that was not permitted by this clause (12);

(13)                          the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out obligations or other similar obligations, in each case Incurred or assumed in connection with a transaction permitted by this Indenture;

(14)                          the issuance of Indebtedness or Preferred Shares or Disqualified Stock in connection with a Tax Benefit Transaction; and

(15)                          Non-Recourse Accounts Receivable Entity Indebtedness Incurred by any Accounts Receivable Entity in a Qualified Receivables Transaction.

(c)                          The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of  dividends on Disqualified Stock or Preferred Shares in the form of additional shares of the same class of Disqualified Stock or Preferred Shares (to the extent provided for when the Indebtedness, Disqualified Stock or Preferred Shares on which such interest or dividend is paid was originally issued) shall not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Shares for purposes of this Section 4.09; provided that in each case the amount thereof is for all other purposes included in the Consolidated Interest Expense and Indebtedness of the Company or its Restricted Subsidiary as accrued.

(d)                                 Neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness, including Permitted Debt, that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the Subsidiary Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of the Company or a Subsidiary Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as applicable, solely by virtue of collateral or lack thereof.

(e)                                  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rate of currencies.

(f)                           For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(1) through (15) above, or is entitled to be Incurred pursuant to paragraph (a) of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its Incurrence or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section.  Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of paragraph (b) of this Section 4.09.

Section 4.10                            Restricted Payments.

(a)                                 The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment, unless, at the time of and after giving effect to such Restricted Payment,

(1)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter, have been permitted to Incur at least US$1.00 of additional Indebtedness, other than Permitted Debt, pursuant to the Debt to Cash Flow Ratio test set forth in Section 4.09(a) hereof; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after October 8, 2003, excluding Restricted Payments made pursuant to clauses (2), (3), (4), (6), (7), (8), (9) and (10) of paragraph (b) below, shall not exceed, at the date of determination, the sum, without duplication, of:

(A)                               an amount equal to the Company’s Consolidated Cash Flow from October 1, 2003 to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less 1.5 times the Company’s Consolidated Interest Expense from the October 1, 2003 to the end of the Company’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single  accounting period (or, if such amount for such period is a deficit, minus 100% of such deficit); plus

(B)                               an amount equal to 100% of Capital Stock Sale Proceeds, less any such Capital Stock Sale Proceeds used in connection with:

(i)                                     an Investment made pursuant to clause (6) of the definition of “Permitted Investments;” or

(ii)                                  an Incurrence of Indebtedness pursuant to Section 4.09(b)(8) hereof; plus

(C)                               to the extent that any Restricted Investment that was made after October 8, 2003 is sold for cash or otherwise liquidated or repaid for cash (except to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), the lesser of (i) the cash return of capital with respect to such Restricted Investment, less the cost of disposition, if any, and (ii) the initial amount of such Restricted Investment; plus

(D)                               to the extent that the Board of Directors of the Company designates any Unrestricted Subsidiary that was designated as such after October 8, 2003 as a Restricted Subsidiary, the lesser of (i) the aggregate Fair Market Value of all Investments owned by the Company and the Restricted Subsidiaries in such Subsidiary at the time such Subsidiary was designated as an Unrestricted Subsidiary and (ii) the then aggregate Fair Market Value of all Investments owned by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary; plus

(E)                                100% of the net reduction in any guarantee constituting a Restricted Investment that was made after September 15, 2015 (except to the extent that such reduction results from any payment made by the Company or any Restricted Subsidiary pursuant to such guarantee), in each case not to exceed the original aggregate amount of such Restricted Investment.

(b)                                 The provisions of paragraph (a) above shall not prohibit:

(1)                                 so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend within 60 days after the date the dividend is declared, if at that date of declaration such payment would have complied with the provisions of this Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(2)                                 so long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any Subsidiary of the Company for the benefit of its employees, of, Equity Interests of the Company (other than Disqualified Stock or Back-to-Back Securities); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (a)(3)(B) above;

(3)                                 so long as no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(4)                                 any payment by the Company or a Restricted Subsidiary to any one of the other of them;

(5)                                 so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value by the Company of any Equity Interests of the Company held by any member of the management of the Company or any of its Subsidiaries pursuant to any management equity subscription agreement or stock option agreement; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed US$5.0 million in any twelve-month period;

(6)                                 payments of any kind made in connection with or in respect of Back-to-Back Securities; provided, however, that to the extent such payments shall be made to Affiliates of the Company (other than its Subsidiaries), all corresponding payments required to be paid by such Affiliates pursuant to the related Back-to-Back Securities shall be received, immediately prior to or concurrently with any such payments, by all applicable Videotron Entities;

(7)                                 so long as no Default has occurred and is continuing or would be caused thereby, any Tax Benefit Transaction;

(8)                                 so long as no Default has occurred and is continuing or would be caused thereby, the payment of any Management Fees or other similar expenses by the Company to its direct or indirect parent company for bona fide services (including reimbursement for expenses Incurred in connection with, or allocation of corporate expenses in relation to, providing such services) provided to, and directly related to the operations of, the Company and the Restricted Subsidiaries, in an aggregate amount not to exceed 1.5% of Consolidated Revenues in any twelve-month period;

(9)                                 so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments since October 8, 2003 in an aggregate amount not to exceed US$100.0 million;

(10)                          so long as no Default has occurred and is continuing or would be caused thereby and the Debt to Cash Flow Ratio is no greater than 5.0 to 1 (calculated on a pro forma basis as if such payment, including any related financing transaction, had occurred at the beginning of the applicable fiscal quarter), the payment of dividends or distributions to Quebecor Media Inc. or the repayment of the QMI Subordinated Loan, in an aggregate amount not to exceed Cdn$200.0 million since October 8, 2003; and

(11)                          so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Restricted Payment, provided that the Debt to Cash Flow Ratio, calculated on a pro forma basis as if such Restricted Payment, including any related financing transaction, had occurred at the beginning of the applicable fiscal quarter, is less than or equal to 2.50:1.00.

(c)                                  The amount of any Restricted Payment, other than those effected in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.10, in the event that a Restricted Payment or Permitted Investment at any time meets the criteria of one or more categories of Restricted Payments described in clauses (1)—(11) of paragraph (b) of this Section 4.10, meets the criteria of one or more categories of the definition of Permitted Investments and/or is permitted pursuant to paragraph (a) of this Section 4.10, the Company will be permitted in its sole discretion to divide or classify (or later redivide or reclassify) in whole or in part such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.10 at such time.

(d)                                 For purposes of this Section 4.10, if (i) any Videotron  Entity ceases to be the obligor under or issuer of any Back-to-Back Securities and a Person other than a Videotron Entity becomes the obligor thereunder (or the issuer of any Back-to-Back Preferred Shares) or (ii) any Restricted Subsidiary that is an obligor under or issuer of any Back-to-Back Securities ceases to be a Restricted Subsidiary other than by consolidation or merger with the Company or another Restricted Subsidiary, then the Company or such Restricted Subsidiary shall be deemed to have made a Restricted Payment in an amount equal to the accreted value of such Back-to-Back Debt (or the subscription price of any Back-to-Back Preferred Shares) at the time of the assumption thereof by such other Person or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary.

Section 4.11                            Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist or become effective any Lien of any kind on any asset owned at October 8, 2003 or thereafter acquired, except Permitted Liens, unless the Company or such Restricted Subsidiary has made or  will make effective provision to secure the Notes and any applicable Subsidiary Guarantees equally and ratably with the obligations of the Company or such Restricted Subsidiary secured by such Lien for so long as such obligations are secured by such Lien.

Section 4.12                            Asset Sales.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)                                 the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 [Reserved];

(3)                                 at least 75% of the consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3), each of the following shall be deemed to be cash:

(a)                                 any Indebtedness or other liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and Indebtedness that are by their terms subordinated to the Notes or any Subsidiary Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company), that are (i) assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability with respect to such Indebtedness or liabilities or (ii) are otherwise discharged or forgiven by such transferee;

(b)                                 any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (b) since the Issue Date, not to exceed 5% of the Company’s Consolidated Net Tangible Assets (determined at the time of contractual agreement to the relevant Asset Sale), with the fair market value of each item of Designated Non-cash Consideration being measured at the time of contractual agreement to the relevant Asset Sale and without giving effect to subsequent changes in value; and

(c)                                  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days of the applicable Asset Sale by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in such conversion.

(b)                                 [Reserved].

(c)                                  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

(1)                                 to permanently repay or reduce (A) Indebtedness, other than Subordinated Indebtedness, of the Company or a Subsidiary Guarantor secured by such assets, (B) Indebtedness of the Company or a Subsidiary Guarantor under Credit Facilities or other Indebtedness of the Company that is by its terms pari passu with the Notes or (C) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)                                 to acquire, or enter into a binding agreement to acquire, all or substantially all of the assets (other than cash, Cash Equivalents and securities) of any Person engaged in a Permitted Business; provided, however, that any such commitment shall be subject only to customary conditions (other than financing), and such acquisition shall be consummated no later than 180 days after the end of such 360-day period;

(3)                                 to acquire, or enter into a binding agreement to acquire, Voting Stock of a Person engaged in a Permitted Business from a Person that is not an Affiliate of the Company; provided, however, that such commitment shall be subject only to customary conditions  (other than financing) and such acquisition shall be consummated no later than 180 days after the end of such 360-day period; and provided, further, however, that (a) after giving effect thereto, the Person so acquired becomes a Restricted Subsidiary and (b) such acquisition is otherwise made in accordance with this Indenture, including, without limitation, Section 4.10 hereof; or

(4)                                 to acquire, or enter into a binding agreement to acquire, other long term assets (other than securities) that are used or useful in a Permitted Business; provided, however, that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated no later than 180 days after the end of such 360 day period.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)                                 Any Net Proceeds from Asset Sales that are not applied, invested or segregated from the general funds of the Company for investment in identified assets pursuant to a binding agreement, in each case as provided in paragraph (c) above shall constitute Excess Proceeds; provided, however, that the amount of any Net Proceeds that ceases to be so segregated as contemplated in paragraph (c) above shall also constitute “Excess Proceeds” at the time any such Net Proceeds cease to be so segregated; provided further, however, that the amount of any Net Proceeds that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Proceeds shall also constitute “Excess Proceeds.”

(e)                                  When the aggregate amount of Excess Proceeds exceeds US$100.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes or any Subsidiary Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds in accordance with the procedures set forth in Section 3.09 hereof.  The offer price in any Asset Sale Offer shall be equal to 100% of principal amount of the Notes and such other pari passu Indebtedness, plus accrued and unpaid interest to (but excluding) the date of purchase, and shall be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer and all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with such Asset Sale Offer and this Indenture, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis (subject to Notes being in denominations of US$2,000 or integral multiples of US$1,000 in excess thereof) based on the principal amount of Notes and such other pari passu Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.13                            Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Equity Interests to the Company or any other Restricted Subsidiary, or with respect to any other interest or participation in, or  measured by, its profits, or pay any liabilities owed to the Company or any other Restricted Subsidiary;

(2)                                 make loans or advances, or guarantee any such loans or advances, to the Company or any other Restricted Subsidiary; or

(3)                                 transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b)                                 The restrictions set forth in paragraph (a) above shall not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements governing Existing Indebtedness and Credit Facilities as in effect on October 8, 2003 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness and Credit Facilities, as in effect on October 8, 2003;

(2)                                 this Indenture and the Notes;

(3)                                 applicable law or any applicable rule, regulation or order;

(4)                                 any instrument governing Indebtedness or Capital Stock of a Person as in effect at the time such Person becomes a Restricted Subsidiary of the Company (except to the extent such Indebtedness or Capital Stock was Incurred or issued in connection with or in contemplation of such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to the Company or any other Restricted Subsidiary of the Company, or the properties or assets of the Company or any other Restricted Subsidiary of the Company, other than the Person, or the property or assets of such Person; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred at the time such Person becomes a Restricted Subsidiary;

(5)                                 customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)                                 purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of paragraph (a) above;

(7)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8)                                 Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; provided, further, however, that if such Permitted Refinancing Indebtedness could not be entered into on commercially reasonable terms without the inclusion of dividend and other payment restrictions that are materially more restrictive than those contained in the existing Indebtedness (as determined in good faith by the Board of Directors of the Company), the Company or its Restricted Subsidiary may enter into such Permitted Refinancing Indebtedness, provided, that the dividend and other payment restrictions contained therein will not materially impair the Company’s ability to make payments on the Notes (as determined in good faith by the Board of Directors of the Company);

(9)                                 Liens securing Indebtedness that is permitted to be secured without also securing the Notes or the applicable Subsidiary Guarantee pursuant to Section 4.11 hereof that limit the right of the debtor to dispose of the assets subject to any such Lien;

(10)                          provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)                          any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only upon a payment or financial covenant default or event of default contained in such Indebtedness or agreement, (B) such encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Board of Directors of the Company) and (C) such encumbrance or restriction will not materially impair the Company’s ability to make payments on the Notes (as determined in good faith by the Board of Directors of the Company); and

(13)                          Non-Recourse Accounts Receivable Entity Indebtedness or other contractual requirements of an Accounts Receivable Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Accounts Receivables Entity or the receivables which are subject to the Qualified Receivables Transaction.

Section 4.14                            Transactions with Affiliates.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, officer or director of the Company (each, an “Affiliate Transaction”) unless:

(1)                                 such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions with a fair market value in excess of US$75.0 million, such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company.

(b)                                 The following items shall be deemed not to constitute Affiliate Transactions and, therefore, shall not be subject to the provisions of paragraph (a) above:

(1)                                 any employment agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2)                                 transactions between or among the Company and/or the Restricted Subsidiaries;

(3)                                 transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person, provided such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(4)                                 payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(5)                                 sales of Equity Interests of the Company, other than Disqualified Stock or Back-to-Back Securities, to Affiliates of the Company;

(6)                                 any agreement or arrangement as in effect on October 8, 2003 or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Company or the Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on October 8, 2003;

(7)                                 Restricted Payments that are permitted by the provisions of Section 4.10 hereof;

(8)                                 Permitted Investments;

(9)                                 any Tax Benefit Transaction; and

(10)                          transactions effected as part of a Qualified Receivables Transaction.

Section 4.15                            [Reserved].

Section 4.16                            [Reserved].

Section 4.17                            Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 does not own any Equity Interest of any Restricted Subsidiary, or hold any Liens on any property of the Company or any of its Restricted Subsidiaries;

(3)                                 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(4)                                 is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(5)                                 except in the case of a Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture, has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary;

(6)                                 has at least one director on its Board of Directors that is not a director or executive officer of the Company or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of the Company or any Restricted Subsidiary; and

(7)                                 such designation would not cause a Default or Event of Default.

(b)                                 Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the provisions of paragraph (a) above and was permitted by the provisions of Section 4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the provisions of paragraph (a) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Preferred Shares of such Subsidiary shall be deemed to be issued and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date and, if such Preferred Shares are not permitted to be issued or such Indebtedness is not permitted to be Incurred as of such date under the provisions of Section 4.09 hereof, the Company shall be in default of such Section.

(c)                                  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall either reduce the amount available for Restricted Payments under Section 4.10(a) hereof or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine.  Such designation shall be permitted only if such Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the requirements of the provisions of paragraph (a) above. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.17, such Subsidiary shall be released from any Subsidiary Guarantee previously made by such Subsidiary in accordance with the provisions of Section 10.05 hereof.

(d)                         The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the provisions of Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the most recently ended full fiscal quarter for which internal financial statements are available; (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the provisions of Section 4.10 hereof; (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the provisions of Section 4.11 hereof; and (iv) no Default or Event of Default would be in existence immediately following such designation.

Section 4.18                            Repurchase at the Option of Holders Upon a Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event, the Company shall, within 30 days of a Change of Control Triggering Event, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09 hereof.  Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part (equal to US$2,000 or an integral multiple of US$1,000 in excess thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash (the “Change of Control Payment”), equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but excluding) the purchase date.

(b)                                 The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes or portions of Notes properly tendered and not withdrawn under the

Change of Control Offer, (2) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.07 of this Indenture, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company or a third party has made an offer to purchase any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not properly withdrawn in accordance with the terms of such offer (each of the foregoing, an “Alternate Offer”). Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

(c)                                  In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company pursuant to this Section 4.18) purchases all of the Notes held by such Holders, the Company (or such third party making such Change of Control Offer or Alternate Offer in lieu of the Company pursuant to this Section 4.18) will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer pursuant to this Section 4.18, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or the price paid in the Alternate Offer, as applicable, plus, to the extent not included in the Change of Control Payment or the price paid in the Alternate Offer, as applicable, accrued and unpaid interest, if any, on the Notes that remain outstanding, to (but excluding) the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

Section 4.19                            Future Guarantors.

The Company shall cause each Restricted Subsidiary of the Company that provides a guarantee of any Indebtedness of the Company or a Subsidiary Guarantor under any syndicated Credit Facility or Capital Markets Indebtedness following the Issue Date to become a Subsidiary Guarantor and to execute a supplemental indenture pursuant to which it will guarantee, on a senior unsecured basis, the Company’s obligations under the Notes and the Indenture for so long as the guarantee in connection with the applicable Indebtedness remains in place, and deliver an Opinion of Counsel to the Trustee. The form of the Subsidiary Guarantee is attached hereto as Exhibit E.

Section 4.20                            Additional Amounts.

(a)                                 All payments made by or on behalf of the Company or the Subsidiary Guarantors on or with respect to the Notes pursuant to this Indenture shall be made without withholding or deduction for any Taxes imposed by any Canadian Taxing Authority, unless required by law or the interpretation or administration thereof by the relevant Canadian Taxing Authority.  If the Company or any Subsidiary Guarantor (or any other payor) is required to withhold or deduct any amount on account of Taxes imposed by any Canadian Taxing Authority from any payment made under or with respect to any Notes that are outstanding on the date of the required payment, it shall:

(1)                                 make such withholding or deduction;

(2)                                 remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law;

(3)                                 pay the additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted;

(4)                                 furnish to the Holders, within 30 days after the date the payment of any Taxes is due, certified copies of tax receipts evidencing such payment by the Company or such Subsidiary Guarantor;

(5)                                 indemnify and hold harmless each Holder (other than an Excluded Holder, as defined in paragraph (b) below) for the amount of (a) any Taxes paid by each such Holder as a result of payments made on or with respect to the Notes, (b) any liability (including penalties, interest and expenses) arising from or with respect to such payments and (c) any Taxes imposed with respect to any reimbursement under the foregoing clauses (a) or (b), but excluding any such Taxes that are in the nature of Taxes on net income, taxes on capital, franchise taxes, net worth taxes and similar taxes; and

(6)                                 at least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, deliver to the Trustee an Officers’ Certificate stating the amounts so payable and such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

(b)                                 Notwithstanding the provisions of paragraph (a) above, no Additional Amounts shall be payable to a Person (an “Excluded Holder”) in respect of a payment made to such Person under or with respect to a Note:

(1)                                 if such Person is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of Notes or the receipt of payments thereunder;

(2)                                 if such Person waives its right to receive Additional Amounts;

(3)                                 if the Company or such Subsidiary Guarantor does not deal at arm’s length, within the meaning of the Income Tax Act (Canada) (the “Tax Act”), with such Person at the time of such payment;

(4)                                 if the Company or such Subsidiary Guarantor does not deal at arm’s length, within the meaning of the Tax Act, with another Person to whom the Company or such Subsidiary Guarantor has an obligation to pay an amount in respect of the Notes; or

(5)                                 to the extent that the Taxes giving rise to such Additional Amounts would not have been imposed but for such person being, or not dealing at arm’s length (within the meaning of Tax Act) with, a “specified shareholder” of the Company for purposes of the thin capitalization rules in the Tax Act.

Any reference, in any context in this Indenture, to the payment of principal, premium, if any, redemption price, Change of Control Payment, offer price and interest, or any other amount payable under or with respect to any Note, shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

The obligations described under this Section 4.20 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Subsidiary Guarantor, as applicable, is organized or any political subdivision or taxing authority or agency thereof or therein.

It is understood for purposes of this Section 4.20 that the determination of the amount of Additional Amounts shall be made at the beneficial owner level.

Section 4.21                            Business Activities.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.22                            Covenant Termination.

Notwithstanding anything to the contrary set forth in this Indenture, if on any day following the Issue Date, (a) the Notes reach Investment Grade Status and (b) no Default has occurred and is continuing under this Indenture, then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the Company will be under no obligation to comply with the terms and conditions described in Sections 4.09, 4.10, 4.12, 4.13, 4.14, 4.17(d)(i), 4.21, 5.01(a)(4) and 5.01(b)(4), and such covenants, terms and conditions shall cease to apply to the Notes.

Section 4.23                            Accounting Changes.

For the purposes of this Indenture, any failure to comply with any covenant or agreement under the Indenture (other than the covenants described in Section 4.10 and the first paragraph of Section 4.09) that results solely from a change in GAAP, shall, to the extent that the underlying transactions, items or Incurrences (including, without limitation, Liens and items of Indebtedness) (or portions thereof) cannot be reclassified in a manner that results in compliance with the relevant covenant or agreement, be permitted and shall, solely to the extent of the non-compliance, be deemed not to be a failure to comply with such covenant or agreement.

ARTICLE 5.

SUCCESSORS

Section 5.01                            Merger, Consolidation and Sale of Assets of the Company and Subsidiary Guarantors.

(a)                                 The Company may not directly or indirectly, (i) consolidate, merge or amalgamate with or into another Person, whether or not the Company is the surviving corporation, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless, in either case,

(1)                                 either (a) the Company is the surviving corporation, or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the “Surviving Company”) is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia, Canada or any province or territory of Canada;

(2)                                 the Surviving Company expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3)                                 immediately after giving effect to such transaction no Default or Event of Default exists; and

(4)                                 the Company or the Surviving Company shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable fiscal quarter, (a) be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 4.09(a) hereof or (b) have a Debt to Cash Flow Ratio equal to or less than the Company’s Debt to Cash Flow Ratio immediately prior to such transaction.

(b)                                 Unless in connection with a disposition by the Company or a Subsidiary Guarantor of its entire ownership interest in a Subsidiary Guarantor or all or substantially all the assets of a Subsidiary Guarantor permitted by, and in accordance with the applicable provisions of, this Indenture (including, without limitation, the provisions of Section 4.12 hereof), the Company shall cause each Subsidiary Guarantor not to directly or indirectly, (i) consolidate, merge or amalgamate with or into another Person, whether or not such Subsidiary Guarantor is the surviving corporation, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor, in one or more related transactions, to another Person, unless, in either case,

(1)                                 either (a) such Subsidiary Guarantor is the surviving corporation, or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the “Surviving Guarantor”) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States, the District of Columbia, Canada or any province or territory of Canada;

(2)                                 the Surviving Guarantor expressly assumes all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3)                                 immediately after giving effect to such transaction no Default or Event of Default exists; and

(4)                                 either (a) such Subsidiary Guarantor or the Surviving Guarantor shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable fiscal quarter, be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 4.09(a) hereof or (b) the Company will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable fiscal quarter, have a Debt to Cash Flow Ratio equal to or less than the Company’s Debt to Cash Flow Ratio immediately prior to such transaction.

(c)                                  In addition, the Company shall not, and shall cause each Subsidiary Guarantor not to, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  Clauses (a)(4) and (b)(4) of this Section 5.01 shall not apply to a merger, consolidation or amalgamation, or a sale, assignment, transfer, conveyance or other disposition of assets, between or among the Company and any Restricted Subsidiary.

Section 5.02                            Successor Corporation Substituted.

Each Surviving Company and Surviving Guarantor shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Subsidiary Guarantor, as applicable, under this Indenture; provided, however, that in the case of:

(a)                                 a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, or in the case of a Subsidiary Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company), or

(b)                                 a lease,

the predecessor company shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Subsidiary Guarantees.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01                            Events of Default.

Each of the following is an “Event of Default:”

(i)                                     default for 30 days in the payment when due of interest on or with respect to, the Notes;

(ii)                                  default in payment, when due at Stated Maturity, upon acceleration, redemption, required repurchase or otherwise, of the principal of, or premium, if any, on the Notes;

(iii)                               failure by the Company or any Restricted Subsidiary to comply with the provisions of Section 4.12, 4.18 or 5.01 hereof;

(iv)                              failure by the Company for 90 days after written notice thereof has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding, to comply with the provisions of Section 4.03 hereof;

(v)                                 failure by the Company or any Restricted Subsidiary for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding to comply with any of its other covenants or agreements in this Indenture (other than those covenants or agreements in Sections 4.03, 4.12, 4.18 and 5.01 hereof);

(vi)                              default under any mortgage, hypothec, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money by the Company or any Restricted Subsidiary, or the payment of which is guaranteed by the Company or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a)                                 is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$25.0 million or more;

(vii)                           failure by the Company or any Restricted Subsidiary to pay final, non-appealable judgments aggregating in excess of US$25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(viii)                        any Subsidiary Guarantee of a Significant Subsidiary ceases, or the Subsidiary Guarantees of any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary cease, to be in full force and effect (other than in accordance with the terms of any such Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee, or a group of Subsidiary Guarantors that, when taken together, would constitute a Significant Subsidiary deny or disaffirm their obligations under their respective Subsidiary Guarantees;

(ix)                              the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B)                               consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C)                               consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, Trustee or custodian of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors;

(E)                                admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

(F)                                 seeks a stay of proceedings against it or proposes or gives notice or intention to propose a compromise, arrangement or reorganization of any of its debts or obligations under any Bankruptcy Law;

(x)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case; or

(B)                               appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

(C)                               orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

(D)                               orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02                            Acceleration.

If any Event of Default (other than those of the type described in Section 6.01(ix) or (x)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section 6.01(ix) or (x) hereof, all outstanding Notes shall become due and payable immediately without further action or notice by the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(a)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)                                 all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

(c)                                  to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)                                 the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(e)                          in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(ix) or (x), the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

In the case of an Event of Default with respect to the Notes occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention of avoiding  payment of the premium that the Company would have been required to pay if the Company had then elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03                            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies shall be cumulative to the extent permitted by law.

Section 6.04                            Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  Upon any waiver of a Default or Event of Default such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05                            Control by Majority.

Subject to Section 7.01, Section 7.02(e) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, the Trustee may refuse to follow any direction from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding that conflicts with applicable law or this Indenture, or that the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with such direction.

Section 6.06                            Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)                                 such Holder has previously given to the Trustee written notice of a continuing Event of Default,

(b)                                 Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request to the Trustee to pursue the institution of any proceeding with respect to this Indenture, or the appointment of a receiver or trustee, or any remedy,

(c)                                  such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any costs, liability or expense,

(d)                                 the Trustee shall have failed to comply with the request within 60 days after receipt of the request and the offer of indemnity, and

(e)                                  the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07                            Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06 hereof), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                            Collection Suit by Trustee.

If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                            Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                            Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall be held in trust by the Trustee and paid out in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01                            Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any financial liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                            Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(d)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably acceptable to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

(f)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(g)           The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(h)           The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

(i)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent hereunder.

Section 7.03                            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Subsidiary Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Section 7.10 hereof.

Section 7.04                            Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                            Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06                            [Reserved].

Section 7.07                            Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as mutually agreed to in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses Incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except any such disbursement, advance or expense as may be incurred due to the Trustee’s gross negligence or fraud.

The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article 7, “losses”) Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss Incurred by the Trustee through the Trustee’s negligence or bad faith.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                            Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided, however; that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09                            Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10                            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least US$50.0 million) as set forth in its most recent published annual report of condition.

Section 7.11                            [Reserved].

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                            Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02                            Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth  below are satisfied (hereinafter, “Legal Defeasance”) and each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee. For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a), (b) and (d) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Amounts on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 and Sections 4.01 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations and the Subsidiary Guarantor’s in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                            Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.05 and 4.06, 4.09 through 4.19, and 4.21 hereof, and the operation of Sections 5.01(a)(4) and (b)(4) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”) and each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) (with respect to the covenants contained in Sections 4.12 or 4.18 or Section 5.01(a)(4) or 5.01(b)(4) hereof), (v) (with respect to Sections 4.05, 4.06, 4.09, 4.10,  4.11, 4.13 through 4.17, 4.19 and 4.21 hereof), (vi), (vii), (viii), (ix) and (x) of such Section 6.01 (but in the case of (ix) and (x) of Section 6.01 hereof, with respect to Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary only) or because of the Company’s failure to comply with Section 5.01(a)(4) or 5.01(b)(4) hereof.

Section 8.04                            Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

In order to exercise Legal Defeasance or Covenant Defeasance:

(a)           the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, or interest, premium and Additional Amounts, if any, on the outstanding notes on the Stated Maturity or on the applicable date of redemption, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular date of redemption;

(b)           in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and the Company shall have delivered to the Trustee an Opinion of Counsel in Canada reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and the Company shall have delivered to the Trustee an Opinion of Counsel in Canada or an advance tax ruling from the Canada Revenue Agency (or successor agency) reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same time as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing either (a) on the date of such deposit, or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, other than, in each case, a Default or Event of

Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall deliver to the Trustee an Opinion of Counsel to the effect that, (a) assuming no intervening bankruptcy of the Company or any Subsidiary Guarantor between the date of deposit and the 91st day following such deposit and assuming that no Holder is an “insider” of the Company under applicable Bankruptcy Law, after the 91st day following such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (b) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(g)           the Company shall deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(h)           if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(i)            the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                            Deposited Cash and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                            Repayment to Company.

Subject to any applicable laws relating to abandoned property, any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

Section 8.07                            Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                            Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)           cure any ambiguity, defect or inconsistency;

(b)           provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(c)           provide for the assumption of the obligations of the Company or any Subsidiary Guarantor to Holders in the case of a merger, consolidation, or amalgamation or sale of all or substantially all of the assets of the Company or such Subsidiary Guarantor, as the case may be, in accordance with Section 5.01 hereof;

(d)           make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e)           add additional guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of this Indenture;

(f)            provide for the issuance of Additional Notes in accordance with this Indenture; or

(g)           to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum for the Notes dated March 31, 2017 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as set forth in an Officer’s Certificate.

Section 9.02                            With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment ) or compliance with any provision of this Indenture or the Notes  may be waived with the consent of the Holders of at least a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(c)           reduce the rate of or change the time for payment of interest on any Note;

(d)           waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

(e)           make any Note payable in money other than that stated in the Notes;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes, or to institute suit for the enforcement of any payment on or with respect to such Holders’ Notes or any Subsidiary Guarantee;

(g)           amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the provisions of Section 4.12 hereof after the obligation to make and consummate such Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with the provisions of Section 4.18 hereof after such Change of Control Triggering Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(h)           except as otherwise permitted under the provisions of Section 5.01 hereof, consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of their rights or obligations under this Indenture;

(i)            subordinate the Notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor;

(j)            amend or modify the provisions of Section 4.20 hereof;

(k)           amend or modify any Subsidiary Guarantee in a manner that would adversely affect the Holders of the Notes or release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture (except in accordance with the terms of this Indenture); or

(l)            make any change in the preceding amendment and waiver provisions.

For the avoidance of doubt, no amendment or deletion of any of Sections 4.03, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.17, 4.19, 4.21, 4.22, 4.23 and 5.01 hereof in accordance with the amendment provisions set forth herein, or action taken in compliance with such covenants in effect at the time of such action, shall be deemed to make any change in the provisions herein relating to the legal right of any Holder of the Notes to receive payments of principal of, premium on, if any, or interest, if any, on the Note.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03                            [Reserved].

Section 9.04                            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05                            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                            Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Company (and, if applicable, any guarantor hereunder and thereunder) enforceable against it (and any applicable guarantor) in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE 10.

SUBSIDIARY GUARANTEES

Section 10.01                     Guarantee.

Subject to this Article 10, each of the Subsidiary Guarantors hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the due and punctual payment of the principal of, premium, if any,  and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or  performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration pursuant to Section 6.02 hereof, redemption or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:  (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05 hereof, each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such  obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02                     Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, including, if applicable, its guarantee of all obligations under the Credit Agreement, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.  In addition, the liability of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount permitted under its governing law, if any.

Section 10.03                     Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee in substantially the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.04                     Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may consolidate, merge or amalgamate with or into (whether or not such Subsidiary Guarantor is the Surviving Guarantor) another Person whether or not affiliated with such Subsidiary Guarantor unless:

(a)           subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation, merger or amalgamation (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

(b)           the Subsidiary Guarantor or the Surviving Guarantor, as applicable, complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation, merger or amalgamation of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05                     Releases of Subsidiary Guarantors.

In the event of a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor (including by way of consolidation, merger or amalgamation), to one or more Persons that are not (either before or after giving effect to such transaction) the Company or Restricted Subsidiaries of the Company, and such disposition complies with Sections 4.12 and 5.01 hereof, then the Subsidiary Guarantor being sold will be released from all of its obligations under its Subsidiary Guarantee and this Indenture. In addition, if (i) a Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 4.17 hereof, (ii) if the Company exercises its legal defeasance option or its covenant defeasance option pursuant to Article 8 hereof or if the obligations of the Company under this Indenture are discharged in accordance with the terms hereof or (iii) upon the release or discharge of all guarantees by such Subsidiary Guarantor of Indebtedness of the Company or a Subsidiary Guarantor under syndicated Credit Facilities and Capital Markets Indebtedness, then in each such case the designated Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee and this Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an

Opinion of Counsel to the effect that such sale or other disposition, designation, release or discharge was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture.

ARTICLE 11.

SATISFACTION AND DISCHARGE

Section 11.01                     Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)           either:

(i)            all Notes that have been previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)           all Notes that have not been previously delivered to the Trustee for cancellation (A) have become due and payable by reason of a making of a notice of redemption or otherwise or (B) will become due and payable within one year, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation for principal, premium, if any, Additional Amounts and accrued interest on the Notes to (but excluding) the date of deposit, in the case of Notes that have become due and payable, or to (but excluding) the Stated Maturity or redemption date, as the case may be;

(b)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(c)           the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under this Indenture;

(d)           the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the date of redemption, as the case may be; and

(e)           the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02                     Deposited Cash and Government Securities to be Held in Trust;  Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all cash and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

Section 11.03                     Repayment to Company.

Subject to any applicable laws relating to abandoned property, any cash or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

ARTICLE 12.

MISCELLANEOUS

Section 12.01                     [Reserved].

Section 12.02                     Notices.

Any notice or communication by the Company and/or a Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic delivery (PDF format only), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company or a Subsidiary Guarantor:

Videotron Ltd.
612 St. Jacques Street
Montréal, Québec,
H3C 4M8 Canada
Attention: Vice President, Legal Affairs
Facsimile No.: (514) 985-8834

With a copy to:

Norton Rose Fulbright Canada LLP
1 Place Ville Marie
Suite 2500
Montreal, QC H3B 1R1
Attention: Peter Wiazowski
Facsimile No.: (514) 286-5474

If to the Trustee:

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor
New York, New York 10017
Attention: Corporate Trust Services — Administrator Videotron Ltd. / Vidéotron ltée
Facsimile No.: (917) 260-1593

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03                     Applicable Procedures of the Depositary.

Notwithstanding any other provision of this Indenture, where this Indenture or any Note provides for notice or communication of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), any such notice or communication permitted or required to be sent to a Holder of a Global Note may be sent in accordance with the applicable procedures of DTC (or other applicable depositary) and shall be sufficiently given if so sent within the time prescribed.

Section 12.04                     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel (other than in the case of the initial issuance under this Indenture, in which case no such opinion shall be required) in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05                     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 12.06                     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                     No Personal Liability of Directors, Officers, Employees and Shareholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08                     Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.09                     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                     Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11                     Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12                     Consent to Jurisdiction and Service of Process.

(a)           Each of the Company and each of the Subsidiary Guarantors irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby.  Each of the Company and each of the Subsidiary Guarantors waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(b)           Each of the Company and each of the Subsidiary Guarantors irrevocably appoints CT Corporation System, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the address provided in Section 12.02 hereof, shall be deemed in every respect effective service of process upon the Company or any Subsidiary Guarantor in any such suit or proceeding.  Each of the Company and each of the Subsidiary Guarantors further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Indenture.

Section 12.13                     Conversion of Currency.

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture.

(a)           (i)  If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)           If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b)           In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars or Canadian Dollars, as the case may be, due or contingently due under the Notes and this Indenture (other than under this paragraph (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this paragraph (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)           The obligations contained in paragraph (a)(ii) and (b) of this Section 12.13 shall constitute obligations of the Company separate and independent from its other respective obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under paragraph (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them.  In the case of paragraph (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)           The term “rate(s) of exchange” shall mean the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Montréal at 12:00 noon (Montréal, Québec time) for purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

(e)           The Trustee shall have no duty or liability with respect to monitoring or enforcing the Section 12.13.

Section 12.14                     Currency Equivalent.

Except as provided in Section 12.13, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation  which is required to purchase such amount in the First Currency at the rate of exchange quoted by Royal Bank of Canada at its central foreign exchange desk in its head office in Montréal at 12:00 noon (Montréal, Québec time) on the date of determination.

Section 12.15                     Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 12.16                     Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.17                     [Reserved].

Section 12.18                     USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.19                     Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder or other document or agreement entered into in connection herewith arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use the efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

Dated as of April 13, 2017.

COMPANY:

VIDEOTRON LTD.

	By:	/s/ Hugues Simard
		Name:	Hugues Simard
		Title:	Senior Vice President and Chief Financial Officer

	By:	/s/ Chloé Poirier
		Name:	Chloé Poirier
		Title:	Vice President and Treasurer

SUBSIDIARY GUARANTORS:

VIDÉOTRON INFRASTRUCTURES INC.

	By:	/s/ Hugues Simard
		Name:	Hugues Simard
		Title:	Vice President, Finance

	By:	/s/ Chloé Poirier
		Name:	Chloé Poirier
		Title:	Vice President and Treasurer

VIDEOTRON G.P.

	By:	/s/ Hugues Simard
		Name:	Hugues Simard
		Title:	Senior Vice President and Chief Financial Officer

	By:	/s/ Chloé Poirier
		Name:	Chloé Poirier
		Title:	Vice President and Treasurer

VIDEOTRON L.P., by its general partner 9230-7677 QUEBEC INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

9230-7677 QUÉBEC INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

9227-2590 QUÉBEC INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

9293-6707 QUÉBEC INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

9529454 CANADA INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

8480869 CANADA INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

FIBRENOIRE INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

CANADIAN P2P FIBRE SYSTEMS LTD.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

4DEGREES COLOCATION INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

9176-6857 QUÉBEC INC.

By:	/s/ Hugues Simard
	Name:	Hugues Simard
	Title:	Vice President, Finance

By:	/s/ Chloé Poirier
	Name:	Chloé Poirier
	Title:	Vice President and Treasurer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

EXHIBIT A

(Face of Note)

5 1/8% SENIOR NOTES DUE APRIL 15, 2027

CUSIP
ISIN
No.	US$

VIDEOTRON LTD.

promises to pay to CEDE & CO., or its registered assigns, the principal sum of                  Dollars (US$        ) on April 15, 2027.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2017.

Record Dates: April 1 and October 1.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

VIDEOTRON LTD.

By:
Name:
Title:

This is one of the [Global] Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated , 2017

(Back of Note)

5 1/8% SENIOR NOTES DUE APRIL 15, 2027

[THIS NOTE AND THE GUARANTEES ENDORSED HEREON (TOGETHER, THIS “SECURITY”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH VIDEOTRON LTD. (“VIDEOTRON”) OR ANY AFFILIATE OF VIDEOTRON WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO VIDEOTRON OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT AND IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION OF THE NOTES IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO VIDEOTRON’S AND THE TRUSTEE’S RIGHT (I) PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY IN CANADA OR WITH A RESIDENT OF CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) APRIL 13, 2017, AND (II) THE DATE THAT THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.]

[If this note is a global note, insert:] THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  Videotron Ltd., a company incorporated under the laws of Québec (the “Company”), promises to pay interest (as defined in the Indenture) on the principal amount of this Note at 5 1/8% per annum until maturity.  The Company shall pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2017.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.             Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by cheque mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture. The Company issued the Notes under an Indenture dated as of April 13, 2017 (“Indenture”) among the Company, the guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee.  The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             Optional Redemption.

(a)           Prior to April 15, 2020, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings, upon not less than 30 nor more than 60 days’ notice mailed or otherwise delivered to each Holder (with a copy to the Trustee) in accordance with the applicable procedures of DTC, at a redemption price equal to 105.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided that: (1) at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and (2) such redemption occurs within 120 days after the closing of such Equity Offering.

(b)           At any time prior to April 15, 2022, the Company may redeem the Notes, in whole at any time and in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of DTC, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest to, but excluding, the redemption date.

(c)           On and after April 15, 2022, the Company may redeem the Notes, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice sent or otherwise delivered to each Holder (with a copy to the Trustee) in accordance with the applicable procedures of DTC, at the redemption prices (expressed as a percentage of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes, to, but excluding, the applicable date of redemption (subject to the rights of holders of record on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2022	102.563%
2023	101.708%
2024	100.854%
2025 and thereafter	100.000%

(d)           If the Company becomes obligated to pay any Additional Amounts because of a change in the laws or regulations of Canada or any Canadian Taxing Authority, or a change in any official position regarding the application or interpretation thereof, in either case that is publicly announced or becomes effective on or after the Issue Date, the Company may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but excluding) the redemption date, provided that at any time that the aggregate principal amount of the Notes outstanding is greater than US$20.0 million, any Holder of the Notes may, to the extent that it does not adversely affect the Company’s after-tax position, at its option, waive the Company’s compliance with the provisions of Section 4.20 of the Indenture with respect to such Holder’s Notes; provided, further, that if any Holder waives such compliance, the Company may not redeem that Holder’s Notes pursuant to this clause (d).

(e)           Any prepayment pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.             Mandatory Redemption.  Except as set forth in Sections 4.12 and 4.18 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Repurchase at Option of Holder.

(a)           In the event that, pursuant to Section 4.18 of the Indenture, the Company shall be required to commence a Change of Control Offer upon the occurrence of a Change of Control Triggering Event, the Company shall make an offer to all Holders to repurchase all (equal to US$2,000 or an integral multiple of US$1,000 in excess thereof) of such Holders’ Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but excluding) the purchase date in accordance with the procedures set forth in Section 3.09 of the Indenture.

(b)           If the Company or a Restricted Subsidiary consummates any Asset Sales, it shall not be required to apply any Net Proceeds in accordance with the Indenture until the aggregate Excess Proceeds from all Asset Sales following the date the Notes are first issued exceeds US$100.0 million. Thereafter, the Company shall commence an Asset Sale Offer by applying the Excess Proceeds pursuant to Section 4.12 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the Purchase Date in accordance with the procedures set forth in Section 3.09 of the Indenture.  To the extent that the aggregate amount of Notes (including Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may apply such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

8.             Notice of Redemption. Notices of redemption shall be sent at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than US$2,000 may be redeemed in part but only in integral multiples of US$1,000 in excess of US$2,000. No Notes of US$2,000 or less can be redeemed in part. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

9.             Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes shall be registered and Notes shall be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.          Persons Deemed Owners.  The registered Holder of a Note shall be treated as its owner for all purposes. Notwithstanding the foregoing, it is understood that amounts withheld from the registered Holder of Notes and the determination of obligations hereunder to pay Additional Amounts, if any, on the Notes shall in each case be determined with respect to the ultimate beneficial holder and not the registered Holder.

11.          Amendment, Supplement and Waiver. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of principal, premium, if any, interest or Additional Amounts, if any, on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency; (b) provide for uncertificated Notes in addition to or in place of certificated Notes  (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code; (c) provide for the assumption of the obligations of the Company or any Subsidiary Guarantor to Holders of Notes in the case of a merger, consolidation, or amalgamation or sale of all or substantially all of the assets of the Company or such Subsidiary Guarantor, as the case may be, in accordance with Section 5.01 of the Indenture; (d) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; (e) add additional guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the Indenture; (f) provide for the issuance of Additional Notes in accordance with the Indenture; or (g) to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section in the Offering Memorandum for the Notes dated March 31, 2017 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Indenture or the Notes.

12.          Defaults and Remedies.  Each of the following is an Event of Default under the Indenture: (a) default for 30 days in the payment when due of interest on or with respect to, the Notes; (b) default in payment, when due at Stated Maturity, upon acceleration, redemption, required repurchase or otherwise, of the principal of, or premium, if any, on the Notes; (c) failure by the Company or any Restricted Subsidiary to comply with the provisions of Section 4.12, 4.18 or 5.01 of the Indenture; (d) failure by the Company for 90 days after written notice thereof has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding, to comply with the provisions of Section 4.03 under the Indenture, (e) failure by the Company or any Restricted Subsidiary for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding to comply with any of its other covenants or agreements in the Indenture; (f) default under any mortgage, hypothec, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money by the Company or any Restricted Subsidiary, or the payment of which is guaranteed by the Company or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness when due at the final maturity of such Indebtedness (a “Payment Default”); or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$25.0 million or more; (g) failure by the Company or any Restricted Subsidiary to pay final, non-appealable judgments aggregating in excess of US$25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (h) any Subsidiary Guarantee of a Significant Subsidiary ceases, or the Subsidiary Guarantees of any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary cease, to be in full force and effect (other than in accordance with the terms of any such Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee, or a group of Subsidiary Guarantors that, when taken together, would constitute a Significant Subsidiary deny or disaffirm their obligations under their respective Subsidiary Guarantees; and (i) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest or Additional Amounts, if any) if it determines in good faith that withholding notice is in the interests of the Holders.  The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest or Additional Amounts, if any.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.  Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Subsidiary Guarantor or any Subsidiary Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.          No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Indenture, the Notes, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

15.          Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.          [Reserved].

18.          CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or notices of Offers to Purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or notice of an Offer to Purchase and reliance may be placed only on the other identification numbers printed thereon and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to: Videotron Ltd., 612 St. Jacques Street, Montréal, Québec H3C 4M8, Canada, Attention: Vice President, Legal Affairs.

19.          Governing Law.  The internal law of the State of New York shall govern and be used to construe this Note.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or 4.18 of the Indenture, check the box below:

☐            Section 4.12

☐            Section 4.18

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.18 of the Indenture, state the amount you elect to have purchased:  US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                         as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Videotron Ltd.
612 St. Jacques Street
Montréal, Québec H3C 4M8
Canada
Attention: Vice President, Legal Affairs

Wells Fargo Bank, National Association

as Trustee and Registrar — DAPS Reorg.

600 South 4th Street — 7th FL,

MAC N0900-070,

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:          5 1/8% Senior Notes due April 15, 2027

Reference is hereby made to the Indenture, dated as of April 13, 2017 (the “Indenture”), among Videotron Ltd., as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in  such Note[s] specified in Annex A hereto, in the principal amount of US$                  in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto.  In  connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐            Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.             ☐            Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the  transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.             ☐            Check and complete if Transferee will take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                  ☐  such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                  ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than US$250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.             ☐            Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)         ☐           Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed

Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)          ☐           Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not  required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)          ☐           Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                    ☐          a beneficial interest in the:

(i)                   ☐          144A Global Note (CUSIP        ), or

(ii)                  ☐          Regulation S Global Note (CUSIP        ); or

(b)                    ☐          a Restricted Definitive Note.

2.                                     After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)                    ☐          a beneficial interest in the:

(i)                   ☐          144A Global Note (CUSIP        ), or

(ii)                  ☐          Regulation S Global Note (CUSIP                   ), or

(iii)                 ☐          Unrestricted Global Note (CUSIP                   ); or

(b)                    ☐          a Restricted Definitive Note; or

(c)                    ☐          an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Videotron Ltd.
612 St. Jacques Street
Montréal, Québec H3C 4M8
Canada
Attention: Vice President, Legal Affairs

Wells Fargo Bank, National Association

as Trustee and Registrar — DAPS Reorg.

600 South 4th Street — 7th FL,

MAC N0900-070,

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:          5 1/8% Senior Notes due April 15, 2027

Reference is hereby made to the Indenture, dated as of April 13, 2017 (the “Indenture”), among Videotron Ltd., as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or  interest in such Note[s] specified herein, in the principal amount of US$            in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c)           ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in  order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Videotron Ltd.
612 St. Jacques Street
Montréal, Québec H3C 4M8
Canada
Attention: Vice President, Legal Affairs

Wells Fargo Bank, National Association

as Trustee and Registrar — DAPS Reorg.

600 South 4th Street — 7th FL,

MAC N0900-070,

Minneapolis, MN 55415

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:          5 1/8% Senior Notes due April 15, 2027

Reference is hereby made to the Indenture, dated as of April 13, 2017 (the “Indenture”), among Videotron Ltd., as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of US$                    aggregate principal amount of:

(a)           ☐  a beneficial interest in a Global Note, or

(b)           ☐  a Definitive Note, we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been and will not be registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A under the Securities Act, (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, such transfer is in respect of a minimum principal amount of Notes of US$250,000, (D) pursuant to offers and sales to non-U.S. Persons that occur outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to any other available exemption under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you  and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.  We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account, or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, for investment purposes only and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, hereby unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of April 13, 2017 (the “Indenture”), among Videotron Ltd., as issuer (the “Company”), the Subsidiary Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Amounts, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Notes and the Indenture, all in accordance with the terms of the Notes and the Indenture; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration pursuant to Section 6.02 of the Indenture, redemption or otherwise.  The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Except to the extent provided in the Indenture, including Sections 8.02, 8.03 and 10.05 thereof, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained herein and in the Indenture.  Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.  Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[NAME OF GUARANTOR]

By
Name:
Title:

E-1

EXHIBIT F

FORM OF SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT is dated as of                   (the “Agreement”).

To:                             Wells Fargo Bank, National Association., for itself and as trustee under the Indenture referred to below for the holders of the Notes (the “Trustee”)

[OBLIGOR] (the “Obligor”), as obligor under the obligation dated as of               made or issued by the Obligor in favor of [HOLDER] (the “Subordinated Security”), and [HOLDER], as holder (the “Holder”) of the Subordinated Security, for ten dollars and other good and valuable consideration received by each of the Obligor and the Holder from the Trustee and any other Representative and by each of the Obligor and the Holder from the other, agree as follows:

1.             Interpretation.

(a)           “Cash, Property or Securities”.  “Cash, Property or Securities” shall not be deemed to include securities of the Obligor or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided herein with respect to the Subordinated  Security,  to  the  payment  of  all  Senior  Indebtedness  which  may  at  the  time  be outstanding; provided, however, that (i) all Senior Indebtedness is assumed by the new Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the registered holders of the Senior Indebtedness are not, without the consent of such registered holders, altered by such reorganization or readjustment.

(b)           “payment in full”.  “payment in full”, with respect to Senior Indebtedness, means the receipt on an irrevocable basis of cash in an amount equal to the unpaid principal amount of the Senior Indebtedness and premium, if any, and interest thereon to the date of such payment, together with all other amounts owing with respect to such Senior Indebtedness.

(c)           “Representative” means the agent (including an administrative agent), trustee or representative of holders of Senior Indebtedness.

(d)           “Senior Indebtedness”.  “Senior Indebtedness” means, at any date, all indebtedness (including,  without  limitation,  any  and  all  amounts  of  principal,  interest,  special  interest,  additional amounts, premium, fees, penalties, indemnities and “post-petition interest” in bankruptcy and any reimbursement of expenses) under (1) the Indenture, including, without limitation, the “Notes,” the “Subsidiary Guarantees,” the “Additional Notes” and any “guarantee” of the Additional Notes (in each case, as defined in the Indenture), (2) the indenture, dated as of September 15, 2015, as supplemented (the “2015 Indenture”), among Videotron Ltd. (“Videotron”), the guarantors thereto and Computershare Trust Company of Canada, as Trustee, including, without limitation, the “Notes,” the “Subsidiary Guarantees,” the “Additional Notes” and any “guarantee” of the Additional Notes (in each case, as defined in the 2015 Indenture), (3) the indenture, dated as of April 9, 2014, as supplemented (the “2014 Indenture”), among Videotron, the guarantors thereto and Wells Fargo Bank, National Association, as Trustee, including, without limitation, the “Notes,” the “Subsidiary Guarantees,” the “Additional Notes” and any “guarantee” of the Additional Notes (in each case, as defined in the 2014 Indenture), (4) the indenture, dated as of June 17, 2013, as supplemented (the “2013 Indenture”), among Videotron, the guarantors thereto and Computershare Trust Company of Canada, as Trustee, including, without limitation, the “Notes,” the “Subsidiary Guarantees,” the “Additional Notes” and any “guarantee” of the Additional Notes (in each case, as defined in the 2013 Indenture), (5) the indenture, dated as of March 14, 2012, as supplemented (the “2012 Indenture”), among Videotron, the guarantors thereto and Wells Fargo Bank, National Association, as Trustee, including, without limitation, the “Notes,” the “Subsidiary Guarantees,” the “Exchange Notes,” the “Additional Notes” and any “guarantee” of the Exchange Notes or the Additional Notes (in each case, as defined in the 2012 Indenture), (6) the indenture, dated as of July 5, 2011, as supplemented (the “2011 Indenture”), among Videotron, the guarantors thereto and Computershare Trust Company of Canada, as Trustee, including, without limitation, the “Notes,” the “Subsidiary Guarantees,” the “Additional Notes” and any “guarantee” of the Additional Notes (in each case, as defined in the 2011 Indenture), and (7)

any Credit Facilities (as defined in the Indenture) of Videotron.  All references herein to holder of the Senior Indebtedness shall be interpreted as references to the Holders thereof (as defined in the Indenture).

2.             Agreement  Entered  into  Pursuant to  Indenture.  The  Obligor  and  the  Holder  are entering into this Agreement pursuant to the provisions of the Indenture, dated as of April 13, 2017 (the “Indenture”; capitalized terms used herein without definition having the meanings set forth therein) among Videotron, the Subsidiary Guarantors and the Trustee.  Pursuant to the Indenture, Videotron has issued and the Subsidiary Guarantors have guaranteed, the 5 1/8% Senior Notes due April 15, 2027 of Videotron.

3.             Subordination.  The  indebtedness  or  obligation  represented  by  the  Subordinated Security shall be subordinated as follows:

(a)           Agreement to Subordinate.  The Obligor, for itself and its successors and assigns, and the Holder agree, that the indebtedness or obligation evidenced by the Subordinated Security (including, without limitation, principal, interest, premium, redemption or retraction amount, dividend, fees, penalties, indemnities and “post-petition interest” in bankruptcy and any reimbursement of expenses) is subordinate and junior in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all Senior Indebtedness. The provisions of this Section 3 are for the benefit of the Trustee and/or other Representative acting on behalf of the holders from time to time of Senior Indebtedness, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they (collectively or singly) may proceed to enforce such provisions.

(b)           Liquidation, Dissolution or Bankruptcy.

(i)            Upon any distribution of assets of the Obligor to creditors or upon a liquidation or dissolution or winding-up of the Obligor or in a bankruptcy, arrangement, liquidation,  reorganization,  insolvency,  receivership  or  similar  case  or proceeding relating to the Obligor or its property or other marshalling of assets of the Obligor:

(A)                               the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before the Holder shall be entitled to receive any payment of any amount owing in respect of the Subordinated Security (including, without limitation, principal, interest, premium, redemption or retraction amount, or dividend);

(B)                               until payment in full of all Senior Indebtedness, any distribution of assets of the Obligor of any kind or character to which the Holder would be entitled but for this Section 3 is hereby assigned absolutely to the holders of Senior Indebtedness (equally and ratably among the holders of Senior Indebtedness) and shall be paid by the Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Persons making such payment or distribution to the Trustee and/or other Representative on behalf of the holders of Senior Indebtedness, as their interests may appear; and

(C)                               in  the  event  that,  notwithstanding  the  foregoing,  any  payment  or distribution of assets of the Obligor of any kind or character, whether in Cash, Property or Securities, shall be received by the Holder before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the Trustee and/or other Representative on behalf of the holders of Senior Indebtedness (equally and ratably among the holders of Senior Indebtedness), as their interests may appear, for application to the payment of all Senior Indebtedness until all Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness in respect of such Senior Indebtedness.

(ii)           If   (A)  a   bankruptcy,  reorganization,  insolvency,  receivership   or   similar proceeding relating to the Obligor or its property (a “Reorganization Proceeding”) is commenced and is continuing and (B) the Holder does not file proper claims or proofs of claim in the form required in a Reorganization Proceeding prior to 45 days before the expiration of the time to file such claims, then (1) upon the request of the Trustee, the Holder shall file such claims and proofs of claim in respect of the Subordinated Security and execute and deliver such powers of attorney, assignments and proofs of claim or proxies as may be directed by the Trustee to enable it to exercise in the sole discretion of the Trustee any and all voting rights attributable to the Subordinated Security which are capable of being voted (whether by meeting, written resolution or otherwise) in  a  Reorganization  Proceeding  and  enforce  any  and  all  claims  upon  or  in respect of the Subordinated Security and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Security, and (2) whether or not the Trustee shall take the action described in clause (1) above, the Trustee shall nevertheless be deemed to have such powers of attorney as may be necessary to enable the Trustee to exercise such voting rights, file appropriate claims and proofs of claim and otherwise exercise the powers described above for and on behalf of the Holder.

(c)           Relative Rights. This Section 3 defines the relative rights of the Holder and the holders of Senior Indebtedness. Nothing in this Section 3 shall:

(i)            impair, as between the Obligor and the Holder, the obligation of the Obligor, which is absolute and unconditional, to make the payments required by the Subordinated Security in accordance with its terms; or

(ii)           affect the relative rights of the Holder and creditors of the Obligor other than the holders of Senior Indebtedness; or

(iii)          affect  the  relative  rights  of  the  holders  of  Senior  Indebtedness  among themselves; or

(iv)          prevent the Holder from exercising its available remedies upon a default, subject to the rights of the holders of Senior Indebtedness to receive cash, property or other assets otherwise payable to the Holder.

(d)           Subordination May Not Be Impaired.

(i)            No right of any holder of Senior Indebtedness to enforce the subordination of indebtedness or obligation evidenced by the Subordinated Security shall in any way be prejudiced or impaired by any act or failure to act by the Obligor or by any such holder or the Trustee, or by any non-compliance by the Obligor with the terms, provisions or covenants herein, regardless of any knowledge thereof which any such holder or the Trustee may have or be otherwise charged with.  Neither the subordination of the Subordinated Security as herein provided nor the rights of the holders of Senior Indebtedness with respect hereto shall be affected by any extension, renewal or modification of the terms, or the granting of any security in respect of, any Senior Indebtedness or any exercise or non- exercise of any right, power or remedy with respect thereto.

(ii)           The  Holder  agrees  that  all  indebtedness  or  obligation  evidenced  by  the Subordinated Security will be unsecured by any Lien upon or with respect to any property of the Obligor.

(iii)          The Holder agrees not to exercise any offset or counterclaim or similar right in respect of the indebtedness or obligation evidenced by the Subordinated Security except to the extent payment of such indebtedness or obligation is permitted and will not assign or otherwise dispose of the Subordinated Security or the indebtedness or obligation which it evidences unless the assignee or acquiror, as the case may be, agrees to be bound by the terms of this Agreement.

(e)           Holder Entitled to Rely.  Upon any payment or distribution pursuant to this Section 3, the Holder shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any  proceedings  of  the nature referred  to  in  Section  3(b)  are  pending,  (ii)  upon  a  certificate  of  the liquidating trustee or agent or other person in such proceedings making such payment or distribution to the Holder or its representative, if any, or (iii) upon a certificate of the Trustee and/or other Representative (if any) of the holders of Senior Indebtedness for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.

4.             Enforceability.  Each of the Obligor and the Holder represents and warrants that this Agreement has been duly authorized, executed and delivered by each of the Obligor and the Holder and constitutes a valid and legally binding obligation of each of the Obligor and the Holder, enforceable in accordance  with  its  terms,  subject  to  bankruptcy,  insolvency,  fraudulent  transfer,  reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and that, in the case of a Subordinated Security made or issued by Videotron or a Subsidiary Guarantor, on the date hereof, the Holder shall deliver an opinion or opinions of counsel to such effect to the Trustee for the benefit of the holders of the Senior Indebtedness under the Indenture.

5.             Miscellaneous.

(a)           Until payment in full of all the Senior Indebtedness, the Obligor and the Holder agree that no amendment shall be made to the Subordinated Security which would affect the rights of the holders of the Senior Indebtedness hereunder.

(b)           This Agreement may not be amended or modified in any respect, nor may any of the terms or provisions hereof be waived, except by an instrument signed by the Obligor, the Holder and the Trustee and/or other Representative (if any).

(c)           This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of the Trustee and/or other Representative (if any) and each and every holder of Senior Indebtedness and their respective successors and assigns.

(d)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e)           The Holder and the Obligor each hereby irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Agreement may be brought in any state or federal court sitting in The City of New York or any court in the Province of Québec and submits and attorns to the non-exclusive jurisdiction of each such court.

(f)            The Holder and the Obligor will whenever and as often as reasonably requested to do so by the Trustee and/or other Representative (if any), do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to give complete effect to this Agreement.

(g)           Each of the Holder and the Obligor irrevocably appoints CT Corporation System, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to CT Corporation System, by the person serving the same to the addresses listed below, shall be deemed in every respect effective service of process upon the Holder or the Obligor, as applicable, in any such suit or proceeding.

If to the Obligor:

[               ]

If to the Holder:

[               ]

Each of the Holder and the Obligor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect so long as any Notes (including any Additional Notes) remain outstanding.

IN WITNESS WHEREOF, the Obligor and the Holder each have caused this Agreement to be duly executed.

[OBLIGOR]

By
Name:
Title:

[HOLDER]

By
Name:
Title:

EXHIBIT A: FORM OF NOTE
EXHIBIT B: FORM OF CERTIFICATE OF TRANSFER EXHIBIT C: FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D: FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E: FORM OF NOTATION OF GUARANTEE
EXHIBIT F: FORM OF SUBORDINATION AGREEMENT